Exhibit 99.1 Assured Guaranty Re Ltd. (a wholly-owned Subsidiary of Assured Guaranty Ltd.) Consolidated Financial Statements March 31, 2012

Assured Guaranty Re Ltd. Index to Consolidated Financial Statements March 31, 2012 Page(s) Consolidated Balance Sheets as of March 2012 (unaudited) and December 31, 2011 1 Consolidated Statements of Operations (unaudited) for the Three Months Ended March 31, 2012 and 2011 2 Consolidated Statements of Comprehensive Income (unaudited) for the Three Months Ended March 31, 2012 and 2011 3 Consolidated Statement of Shareholder’s Equity (unaudited) for the Three Months Ended March 31, 2012 4 Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 2012 and 2011 5 Notes to Consolidated Financial Statements (unaudited) 6

Assured Guaranty Re Ltd. Consolidated Balance Sheets (Unaudited) (dollars in thousands except per share and share amounts) As of March 31, 2012 As of December 31, 2011 Assets Investment portfolio: Fixed maturity securities, available-for-sale, at fair value (amortized cost of $2,298,366 and $2,309,435) $2,437,498 $2,442,567 Short-term investments, at fair value 76,698 75,912 Total investment portfolio 2,514,196 2,518,479 Cash 18,535 22,251 Premiums receivable, net of ceding commissions payable 268,903 272,582 Ceded unearned premium reserve 1,216 1,251 Deferred acquisition costs 342,430 342,529 Reinsurance recoverable on unpaid losses 347 279 Salvage and subrogation recoverable 35,610 34,967 Credit derivative assets 71,795 76,784 Deferred tax asset, net 8,276 7,028 Current income tax receivable 1,059 — Other assets 69,495 46,915 Total assets $3,331,862 $3,323,065 Liabilities and shareholder’s equity Unearned premium reserve $1,239,867 $1,244,135 Loss and loss adjustment expense reserve 272,641 241,619 Reinsurance balances payable, net 15,298 13,573 Credit derivative liabilities 464,892 337,177 Current income tax payable — 941 Other liabilities 21,011 19,320 Total liabilities 2,013,709 1,856,765 Commitments and contingencies (See Note 11) Preferred stock ($0.01 par value, 2 shares authorized; none issued and outstanding in 2012 and 2011) — — Common stock ($1.00 par value, 1,377,587 shares authorized, issued and outstanding in 2012 and 2011) 1,378 1,378 Additional paid-in capital 856,604 856,604 Retained earnings 327,275 481,123 Accumulated other comprehensive income, net of tax of $6,236 and $5,937 132,896 127,195 Total shareholder’s equity 1,318,153 1,466,300 Total liabilities and shareholder’s equity $3,331,862 $3,323,065 The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Re Ltd. Consolidated Statements of Operations (Unaudited) (in thousands) Three Months Ended March 31, 2012 2011 Revenues Net earned premiums $33,835 $33,534 Net investment income 22,323 23,967 Net realized investment gains (losses): Other-than-temporary impairment losses (266) (517) Less: portion of other-than-temporary impairment loss recognized in other comprehensive income — — Other net realized investment gains (losses) 1,826 1,282 Net realized investment gains (losses) 1,560 765 Net change in fair value of credit derivatives: Realized gains (losses) and other settlements (3,981) 3,669 Net unrealized gains (losses) (132,112) (74,874) Net change in fair value of credit derivatives (136,093) (71,205) Other income 4,380 2,531 Total revenues (73,995) (10,408) Expenses Loss and loss adjustment expenses 39,085 (4,658) Amortization of deferred acquisition costs 7,613 13,111 Other operating expenses 4,703 6,589 Total expenses 51,401 15,042 Income (loss) before income taxes (125,396) (25,450) Provision (benefit) for income taxes Current — — Deferred (1,548) 1,264 Total provision (benefit) for income taxes (1,548) 1,264 Net income (loss) $(123,848) $(26,714) The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Re Ltd. Consolidated Statements of Comprehensive Income (Unaudited) (in thousands) Three Months Ended March 31, 2012 2011 Net income (loss) $(123,848) $(26,714) Unrealized holding gains (losses) arising during the period on: Investments with no other-than-temporary impairment, net of tax provision (benefit) of $341 and $(409) 8,055 (10,687) Investments with other-than-temporary impairment, net of tax provision (benefit) of $(23) and $5 (814) 3,777 Unrealized holding gains (losses) arising during the period, net of tax 7,241 (6,910) Less: reclassification adjustment for gains (losses) included in net income (loss), net of tax provision (benefit) of $19 and $19 1,540 746 Other comprehensive income (loss) 5,701 (7,656) Comprehensive income (loss) $(118,147) $(34,370) The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Re Ltd. Consolidated Statement of Shareholder’s Equity (Unaudited) For the Three Months Ended March 31, 2012 (in thousands) Preferred Stock Common Stock Additional Paid-in Capital Retained Earnings Accumulated Other Comprehensive Income Total Shareholder’s Equity Balance, December 31, 2011 $— $1,378 $856,604 $481,123 $127,195 $1,466,300 Net loss — — — (123,848) — (123,848) Dividends — — — (30,000) — (30,000) Other comprehensive income — — — — 5,701 5,701 Balance, March 31, 2012 $— $1,378 $856,604 $327,275 $132,896 $1,318,153 The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Re Ltd. Consolidated Statements of Cash Flows (Unaudited) (in thousands) Three Months Ended March 31, 2012 2011 Net cash flows provided by (used in) operating activities $7,311 $59,139 Investing activities Fixed maturity securities: Purchases (171,128) (130,217) Sales 105,680 53,188 Maturities 85,224 77,273 Net sales (purchases) of short-term investments (782) (45,532) Net cash flows provided by (used in) investing activities 18,994 (45,288) Financing activities Dividends paid (30,000) (12,000) Net cash flows provided by (used in) financing activities (30,000) (12,000) Effect of exchange rate changes (21) 11 Increase (decrease) in cash (3,716) 1,862 Cash at beginning of period 22,251 14,534 Cash at end of period $18,535 $16,396 Supplemental cash flow information Cash paid during the period for: Income taxes $2,000 $— The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Re Ltd. Notes to Consolidated Financial Statements (Unaudited) March 31, 2012 1. Business and Basis of Presentation Business Assured Guaranty Re Ltd. (.AG Re. or together with its subsidiaries, the .Company.) is incorporated under the laws of Bermuda and is licensed as a Class 3B Insurer under the Insurance Act 1978 and related regulations of Bermuda. AG Re owns Assured Guaranty Overseas US Holdings Inc. (.AGOUS.), a Delaware corporation, which owns the entire share capital of a Bermuda reinsurer, Assured Guaranty Re Overseas Ltd. (.AGRO.). AG Re and AGRO primarily underwrite financial guaranty reinsurance. AG Re and AGRO have written business as reinsurers of third-party primary insurers and as reinsurers/retrocessionaires of certain affiliated companies. Under a reinsurance agreement, the reinsurer, in consideration of a premium paid to it, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more insurance policies that the ceding company has issued. AGRO owns Assured Guaranty Mortgage Insurance Company (.AGMIC.), a New York corporation that is authorized to provide mortgage guaranty insurance and reinsurance. AG Re is wholly owned by Assured Guaranty Ltd. (.AGL. and, together with its subsidiaries, .Assured Guaranty.), a Bermuda-based holding company that provides, through its operating subsidiaries, credit protection products to the United States (U.S.) and international public finance, infrastructure and structured finance markets. The Company’s affiliates Assured Guaranty Corp. (.AGC.) and Assured Guaranty Municipal Corp. (.AGM. and, together with AGC, the .affiliated ceding companies.) account for all new business written by the Company in 2012 and 2011. The Company reinsures financial guaranty insurance and credit derivative contracts under quota share and excess of loss treaties. Financial guaranty insurance contracts provide an unconditional and irrevocable guaranty that protects the holder of a financial obligation against non-payment of principal and interest when due. Upon an obligor’s default on scheduled principal or interest payments due on the obligation, the Company is required to pay its assumed share of the principal or interest shortfall. Financial guaranty contracts accounted for as credit derivatives are generally structured such that the circumstances giving rise to the guarantor’s obligation to make loss payments are similar to those for financial guaranty insurance contracts and only occurs upon one or more defined credit events such as failure to pay or bankruptcy, in each case, as defined within the transaction documents, with respect to one or more third party referenced securities or loans. Financial guaranty contracts accounted for as credit derivatives are comprised of credit default swaps (.CDS.). In general, the Company’s affiliated ceding companies structure credit derivative transactions such that the circumstances giving rise to the obligation to make loss payments are similar to those for financial guaranty contracts accounted for as insurance but are governed by International Swaps and Derivative Association, Inc. (.ISDA.) documentation and operate differently from financial guaranty accounted for as insurance. Public finance obligations assumed by the Company consist primarily of general obligation bonds supported by the issuers’ taxing powers, tax-supported bonds and revenue bonds and other obligations of states, their political subdivisions and other municipal issuers supported by the issuers’ or obligors’ covenant to impose and collect fees and charges for public services or specific projects. Public finance obligations include obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including government office buildings, toll roads, health care facilities and utilities. Structured finance obligations assumed by the Company are generally issued by special purpose entities and backed by pools of assets such as residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The Company also reinsures other specialized financial obligations. When a rating agency assigns a public rating to a financial obligation guaranteed by one of AGL’s insurance company subsidiaries, it generally awards that obligation the same rating it has assigned to the financial strength of the AGL subsidiary that provides the guaranty. Investors in products insured by AGL’s insurance company subsidiaries frequently rely on ratings published by nationally recognized statistical rating organizations (.NRSROs.) because such ratings influence the trading value of securities and form the basis for many institutions’ investment guidelines as well as individuals’ bond purchase decisions. Therefore, the Company manages its business with the goal of achieving high financial strength ratings. However, the models used by NRSROs differ, presenting conflicting goals that may make it inefficient or impractical to reach the highest rating level. The models are not fully transparent, contain subjective data (such as assumptions about future market demand for the Company’s products) and change frequently. Ratings reflect only the views of the respective NRSROs and are subject to continuous review and revision or withdrawal at any time. Unless otherwise noted, ratings on the insured portfolio reflect Assured Guaranty’s internal ratings. Assured Guaranty’s ratings scale is similar to that used by the NRSROs; however, the ratings in these financial statements may not be the same as those assigned by any such rating agency. For example, the super senior category, which is not generally used by rating agencies, is used by Assured Guaranty in instances where Assured Guaranty’s AAA-rated exposure on its internal rating scale (which does not take into account Assured Guaranty’s financial guaranty) has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty’s exposure or (2) Assured Guaranty’s exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management’s opinion, causes Assured Guaranty’s attachment point to be materially above the AAA attachment point. Basis of Presentation The unaudited interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (.GAAP.) and, in the opinion of management, reflect all adjustments that are of a normal recurring nature, necessary for a fair statement of the financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These unaudited interim consolidated financial statements are as of March 31, 2012 and cover the three-month period ended March 31, 2012 (.First Quarter 2012.) and the three-month period ended March 31, 2011 (.First Quarter 2011.). The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The unaudited interim consolidated financial statements include the accounts of AG Re and its subsidiaries. Intercompany accounts and transactions between and among AG Re and its subsidiaries have been eliminated. Certain prior year balances have been reclassified to conform to the current year’s presentation. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements included as Exhibit 99.2 in AGL’s Form 8-K dated May 17, 2012, filed with the U.S. Securities and Exchange Commission (the .SEC.). 2. Business Changes, Risks, Uncertainties and Accounting Developments Summarized below are updates of the most significant events over the past several years that have had, or may have in the future, a material effect on the financial position, results of operations or business prospects of the Company. Rating Actions Standard and Poor’s Ratings Services (.S&P.) and Moody’s Investors Service, Inc (.Moody’s.) have downgraded the insurance financial strength ratings of AG Re and its insurance subsidiaries over the course of the last several years. On March 20, 2012, Moody’s placed the Insurance Financial Strength rating of the Company and its affiliated insurance operating companies on review for possible downgrade. There can be no assurance that S&P and Moody’s will not take further action on the Company’s ratings. See Note 6, Financial Guaranty Contracts Accounted for as Credit Derivatives and Note 10, Reinsurance and Other Monoline Exposure for more information regarding the effect of S&P and Moody’s rating actions on the financial guaranty business, the credit derivative business and the assumed reinsurance business of the Company. Financial strength ratings are an important competitive factor in the financial guaranty reinsurance market. If the financial strength or financial enhancement ratings of the Company were reduced below current levels, ceding companies may recapture ceded business and the statutory unearned premium reserve, net of loss reserves, associated with that business. Accounting Changes Recently, there has been significant GAAP rule making activity which has affected the accounting policies and presentation of the Company’s financial information, particularly:

. Adoption of new guidance on January 1, 2012 that restricted the types and amounts of costs that may be deferred. See Note 4, Financial Guaranty Insurance Contracts. . Adoption of guidance that changed the presentation of other comprehensive income (.OCI.). See .Consolidated Statements of Comprehensive Income . Adoption of guidance requiring additional fair value disclosures. See Note 5, Fair Value Measurement. Deutsche Bank Agreement On May 8, 2012, Assured Guaranty reached a settlement with Deutsche Bank AG and certain of its affiliates (collectively, .Deutsche Bank.), resolving claims related to certain residential mortgage-backed securities (.RMBS.) transactions issued, underwritten or sponsored by Deutsche Bank that were insured by AGM and AGC under financial guaranty insurance policies and to certain RMBS exposures in re-securitization transactions as to which Assured Guaranty provides credit protection through CDS. Assured Guaranty received a cash payment of $165.6 million from Deutsche Bank upon signing, a portion of which will partially reimburse AGM for past losses on certain transactions. Assured Guaranty and Deutsche Bank have also entered into loss sharing arrangements covering future RMBS related losses, which are described below. Under the Deutsche Bank Agreement, Deutsche Bank AG will place approximately $282.7 million of eligible assets in trust in order to collateralize the obligations of a reinsurance affiliate under the loss-sharing arrangements, and the Deutsche Bank reinsurance affiliate may post additional collateral in the future to satisfy rating agency requirements. The settlement includes six AGM and two AGC-insured RMBS transactions (.Covered Transactions.) of which a portion is reinsured by the Company. The Covered Transactions are backed by first lien and second lien mortgage loans. Under the Deutsche Bank Agreement, the Deutsche Bank reinsurance affiliate will reimburse 80% of Assured Guaranty’s future losses on the Covered Transactions until Assured Guaranty’s aggregate losses (including those to date that are partially reimbursed by the $165.6 million cash payment) reach $318.8 million. Assured Guaranty currently projects that the Covered Transactions will not generate aggregate losses in excess of $318.8 million. In the event aggregate losses exceed $388.8 million, the reinsurance affiliate is required to resume reimbursement at the rate of 85% of Assured Guaranty’s losses in excess of $388.8 million until such losses reach $600.0 million. The Covered Transactions represented $581 million of gross par outstanding. Certain uninsured tranches (.Uninsured Tranches.) of three of the Covered Transactions are included as collateral in RMBS re-securitization transactions as to which AGC provides credit protection through CDS. Under the Deutsche Bank Agreement, the Deutsche Bank reinsurance affiliate will reimburse losses on the CDS in an amount equal to 60% of losses in these Uninsured Tranches until the aggregate losses in the Uninsured Tranches reach $141.1 million. Assured Guaranty currently projects that the Uninsured Tranches will not generate losses in excess of $141.1 million. In the event aggregate losses exceed $161.1 million, reimbursement resumes at the rate of 60% until the aggregate losses reach $185.1 million. The reinsurance affiliate is required to reimburse any losses in excess of $185.1 million at the rate of 100% until the aggregate losses reach $247.8 million. The Uninsured Tranches represent $337 million of gross par outstanding. Assured Guaranty had filed complaints against Deutsche Bank on two of the Covered Transactions. As part of the settlement, Assured Guaranty has settled its litigation against Deutsche Bank on those two Covered Transactions and on one other RMBS transaction. See Note 4 of the Financial Statements, Financial Guaranty Insurance Contracts, .Recovery Litigation—RMBS Transactions. for information about the RMBS transactions subject to the settlement. The terms of the Deutsche Bank settlement were largely reflected in the Company’s 2011 financial guaranty insurance expected losses. Except for the Uninsured Tranches, the settlement does not include Assured Guaranty’s CDS with Deutsche Bank. The parties have agreed to continue efforts to resolve CDS-related claims. 3. Outstanding Exposure The Company’s direct and assumed financial guaranty contracts are written in different forms, but collectively are considered financial guaranty contracts. They typically guarantee the scheduled payments of principal and interest (.Debt Service.) on public finance and structured finance obligations. The Company seeks to limit its exposure to losses by underwriting obligations that are investment grade at inception, diversifying its portfolio and maintaining rigorous subordination or collateralization requirements on structured finance obligations. Debt Service Outstanding Gross Debt Service Outstanding Net Debt Service Outstanding March 31, 2012 December 31, 2011 March 31, 2012 December 31, 2011 (in millions) Public finance $194,136 $195,637 $194,136 $195,637 Structured finance 19,323 20,248 19,285 20,210 Total financial guaranty $213,459 $215,885 $213,421 $215,847 As of March 31, 2012, the Company’s net mortgage guaranty insurance in force was approximately $177 million. Of the $177 million, $140 million covers loans originated in Ireland and $37 million covers loans originated in the UK. Financial Guaranty Portfolio by Internal Rating As of March 31, 2012 Public Finance U.S. Public Finance Non-U.S. Structured Finance U.S. Structured Finance Non-U.S. Total Rating Category Net Par Outstanding % Net Par Outstanding % Net Par Outstanding % Net Par Outstanding % Net Par Outstanding % (dollars in millions) Super senior $— —% $400 3.4% $1,366 10.9% $443 10.4% $2,209 1.7% AAA 928 0.9 70 0.6 3,547 28.3 1,356 31.7 5,901 4.4 AA 38,074 36.4 639 5.5 1,171 9.4 125 2.9 40,009 30.0 A 53,614 51.2 3,052 26.3 2,044 16.3 543 12.7 59,253 44.5 BBB 10,262 9.8 6,927 59.6 1,794 14.3 948 22.2 19,931 15.0 Below-investment grade (.BIG.) 1,805 1.7 534 4.6 2,610 20.8 858 20.1 5,807 4.4 Total net par outstanding $104,683 100.0% $11,622 100.0% $12,532 100.0% $4,273 100.0% $133,110 100.0% As of December 31, 2011 Public Finance U.S. Public Finance Non-U.S. Structured Finance U.S. Structured Finance Non-U.S. Total Rating Category Net Par Outstanding % Net Par Outstanding % Net Par Outstanding % Net Par Outstanding % Net Par Outstanding % (dollars in millions) Super senior $— —% $391 3.4% $1,576 12.0% $417 9.4% $2,384 1.8% AAA 1,043 1.0 69 0.6 3,569 27.2 1,361 30.8 6,042 4.5 AA 39,089 37.1 638 5.6 1,434 10.9 123 2.8 41,284 30.8 A 53,485 50.8 3,176 27.9 1,797 13.7 619 14.0 59,077 44.0 BBB 9,905 9.4 6,578 57.9 1,944 14.8 1,046 23.6 19,473 14.5 BIG 1,751 1.7 527 4.6 2,813 21.4 857 19.4 5,948 4.4 Total net par outstanding $105,273 100.0% $11,379 100.0% $13,133 100.0% $4,423 100.0% $134,208 100.0% In First Quarter 2012, the Company reclassified as AA 80% of the net par outstanding of those first lien transactions that are covered by the Bank of America Agreement (see Note 4, Financial Guaranty Insurance Contracts) and that the Company otherwise internally rated below AA. The Company reclassified those amounts as AA exposure due to the eligible assets that Bank of America has placed into trust in order to collateralize its reimbursement obligation relating to the covered first lien transactions. This reclassification resulted in a decrease of net outstanding par rated BIG as of December 31, 2011 by $96 million from that previously reported and, without this change, net outstanding par rated BIG as of March 31, 2012 would have been $90 million higher. Prior periods have been revised to conform to this presentation.

Economic Exposure to the Selected European Countries Several European countries are experiencing significant economic, fiscal and/or political strains such that the likelihood of default on obligations with a nexus to those countries may be higher than the Company anticipated when such factors did not exist. The Company is closely monitoring its exposures in European countries where it believes heightened uncertainties exist, specifically, Greece, Hungary, Ireland, Italy, Portugal and Spain (the “Selected European Countries”). Published reports have identified countries that may be experiencing reduced demand for their sovereign debt in the current environment. The Company selected these European countries based on these reports and its view that their credit fundamentals are deteriorating. The Company’s economic exposure to the Selected European Countries (based on par for financial guaranty contracts and notional amount for financial guaranty contracts accounted for as derivatives) is shown in the following table net of ceded reinsurance. Net Economic Exposure to Selected European Countries(1) March 31, 2012 Greece Hungary Ireland Italy Portugal Spain Total (in millions) Sovereign and sub-sovereign exposure: Public finance $96 $— $— $186 $16 $48 $346 Infrastructure finance — 85 6 66 37 4 198 Sub-total 96 85 6 252 53 52 544 Non-sovereign exposure: Regulated utilities — — — 93 — 3 96 RMBS — 8 140 19 — — 167 Commercial receivables — 0 5 5 2 4 16 Pooled corporate 9 — 36 40 1 109 195 Sub-total 9 8 181 157 3 116 474 Total $105 $93 $187 $409 $56 $168 $1,018 Total BIG $96 $77 $0 $40 $26 $— $239 --- (1) While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the table above is $140 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining $177 million legacy mortgage reinsurance business. The legacy mortgage reinsurance business is not included in the Company’s exposure tables elsewhere in this document because the amount of the exposure is relatively immaterial. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table. Included in “Public Finance” in the tables above are $96 million (net of reinsurance) of bonds of the Hellenic Republic of Greece. The Company has not guaranteed any other sovereign bonds of the Selected European Countries. The remainder of the “Public Finance Category” is from transactions backed by receivable payments from sub-sovereigns in Italy, Spain and Portugal. Surveillance Categories The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review for each exposure. BIG exposures include all exposures with internal credit ratings below BBB-. The Company’s internal credit ratings are based on internal assessments of the likelihood of default and loss severity in the event of default. Internal credit ratings, which may be influenced by the internal credit rating assigned by the ceding company, are expressed on a ratings scale similar to that used by the rating agencies and are generally reflective of an approach similar to that employed by the rating agencies. The Company monitors its investment grade credits to determine whether any new credits need to be internally downgraded to BIG. The Company refreshes its internal credit ratings on individual credits in quarterly, semi-annual or annual cycles based on the Company’s view of the credit’s quality, loss potential, volatility and sector. Ratings on credits in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter.

Credits identified as BIG are subjected to further review to determine the probability of a loss (see Note 4, Financial Guaranty Insurance Contracts). Surveillance personnel then assign each BIG transaction to the appropriate BIG surveillance category based upon whether a lifetime loss is expected and whether a claim has been paid. The Company expects “lifetime losses” on a transaction when the Company believes there is at least a 50% chance that, on a present value basis, it will pay more claims over the life of that transaction than it will ultimately have been reimbursed. For surveillance purposes, the Company calculates present value using a constant discount rate of 5%. (A risk free rate is used for recording of reserves for financial statement purposes.) Intense monitoring and intervention is employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. The three BIG categories are: • BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. • BIG Category 2: Below-investment-grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. • BIG Category 3: Below-investment-grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains. Included in the first lien RMBS BIG exposures below is $22.6 million of net par outstanding related to transactions covered by the Bank of America Agreement, which represents the portion of the covered first lien transactions (20%) that are not subject to reimbursement from Bank of America as of March 31, 2012. Under the Bank of America Agreement, 80% of first lien claims paid by the affiliated ceding companies will be reimbursed, until such time as losses on the collateral underlying the RMBS on which the affiliated ceding companies are paying claims reach $6.6 billion. See Note 4, Financial Guaranty Insurance Contracts. Financial Guaranty Exposures (Insurance and Credit Derivative Form) As of March 31, 2012 BIG Net Par Outstanding Net Par BIG Net Par as a % of Net Par BIG 1 BIG 2 BIG 3 Total BIG Outstanding Outstanding (in millions) First lien U.S. RMBS: Prime first lien $25 $85 $— $110 $170 0.1% Alt-A first lien 239 254 295 788 967 0.6 Option ARM 1 101 14 116 184 0.1 Subprime 31 61 77 169 1,029 0.1 Second lien U.S. RMBS: Closed end second lien — 9 33 42 47 0.0 Home equity lines of credit (“HELOCs”) 8 — 378 386 446 0.3 Total U.S. RMBS 304 510 797 1,611 2,843 1.2 Trust preferred securities (“TruPS”) 415 — 236 651 1,527 0.5 Other structured finance 246 193 767 1,206 12,435 0.9 U.S. public finance 1,106 235 464 1,805 104,683 1.4 Non-U.S. public finance(1) 438 96 — 534 11,622 0.4 Total $2,509 $1,034 $2,264 $5,807 $133,110 4.4%

As of December 31, 2011 BIG Net Par Outstanding Net Par BIG Net Par as a % of Net Par BIG 1 BIG 2 BIG 3 Total BIG Outstanding Outstanding (in millions) First lien U.S. RMBS: Prime first lien $25 $88 $— $113 $176 0.1% Alt-A first lien 391 108 305 804 988 0.6 Option ARM 5 100 17 122 193 0.1 Subprime 37 58 80 175 1,051 0.1 Second lien U.S. RMBS: Closed end second lien — 10 34 44 49 0.0 HELOCs 8 — 399 407 469 0.3 Total U.S. RMBS 466 364 835 1,665 2,926 1.2 TruPS 486 — 236 722 1,533 0.5 Other structured finance 256 251 774 1,281 13,097 1.0 U.S. public finance 1,046 240 467 1,753 105,273 1.3 Non-U.S. public finance(1) 434 93 — 527 11,379 0.4 Total $2,688 $948 $2,312 $5,948 $134,208 4.4% --- (1) Include $96 million in net par and $44.2 million in expected loss to be paid as of March 31, 2012 and $93 million in net par and $5.6 million in expected loss to be paid as of December 31, 2011 for bonds of the Hellenic Republic of Greece. By Category Below Investment Grade Credits As of March 31, 2012 Net Par Outstanding Number of Risks(1) Description Financial Guaranty Insurance Credit Derivative Total Financial Guaranty Insurance Credit Derivative Total (dollars in millions) BIG: Category 1 $1,841 $668 $2,509 89 29 118 Category 2 650 384 1,034 55 36 91 Category 3 1,715 549 2,264 91 19 110 Total BIG $4,206 $1,601 $5,807 235 84 319 As of December 31, 2011 Net Par Outstanding Number of Risks(1) Description Financial Guaranty Insurance Credit Derivative Total Financial Guaranty Insurance Credit Derivative Total (dollars in millions) BIG: Category 1 $1,832 $856 $2,688 96 35 131 Category 2 708 240 948 52 32 84 Category 3 1,744 568 2,312 90 20 110 Total BIG $4,284 $1,664 $5,948 238 87 325 --- (1) A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making Debt Service payments.

4. Financial Guaranty Insurance Contracts Change in accounting for deferred acquisition costs In October 2010, the Financial Accounting Standards Board adopted Accounting Standards Update (“Update”) No. 2010-26. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company adopted this new guidance with retrospective application. The amendment in the Update specifies that certain costs incurred in the successful acquisition of new and renewal insurance contracts should be capitalized. These costs include direct costs of contract acquisition that result directly from and are essential to the contract transaction. These costs include expenses such as ceding commissions and the cost of underwriting personnel. Management uses its judgment in determining the type and amount of cost to be deferred. The Company conducts an annual study to determine which operating costs are directly related to the acquisition of new business, and therefore qualify for deferral. Ceding commission income on business ceded to third party reinsurers reduces policy acquisition costs and is deferred. Costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts, and product development as well as all overhead type costs are charged to expense as incurred. Expected losses, loss adjustment expenses (“LAE”) and the remaining costs of servicing the insured or reinsured business are considered in determining the recoverability of deferred acquisition costs. When an insured issue is retired early, the remaining related deferred acquisition cost is expensed at that time. Ceding commission expense and income associated with future installment premiums on assumed and ceded business, respectively, are calculated at their contractually defined rates and recorded in deferred acquisition costs on the consolidated balance sheets with a corresponding offset to net premium receivable or reinsurance balances payable. As of January 1, 2011, the effect of retrospective application of the new guidance was a reduction to deferred acquisition costs of $7.5 million and a reduction to retained earnings of $7.5 million. Effect of Retrospective Application of New Deferred Acquisition Costs Guidance On Consolidated Statements of Operations As Reported First Quarter 2011 Retroactive Application Adjustment As Revised First Quarter 2011 (in millions) Amortization of deferred acquisition costs $13.5 $(0.4) $13.1 Total expenses 15.4 (0.4) 15.0 Income (loss) before income taxes (25.8) 0.4 (25.4) Net income (loss) (27.1) 0.4 (26.7) The portfolio of outstanding exposures discussed in Note 3, Outstanding Exposure, includes financial guaranty contracts that meet the definition of insurance contracts as well as those that meet the definition of derivative contracts. Amounts presented in this note relate to financial guaranty insurance contracts. Tables presented herein also present reconciliations to financial statement line items for other less significant types of insurance. Net Earned Premiums First Quarter 2012 2011 (in millions) Scheduled net earned premiums $23.4 $25.5 Acceleration of premium earnings 7.7 5.0 Accretion of discount on net premiums receivable 2.3 2.5 Total financial guaranty 33.4 33.0 Other 0.4 0.5 Total net earned premiums $33.8 $33.5

Gross Premium Receivable, Net of Ceding Commissions Roll Forward First Quarter 2012 2011 (in millions) Gross premium receivable, net of ceding commissions payable: Balance, beginning of period $272.6 $348.1 Premium written, net 16.1 23.5 Premium payments received, net (26.8) (55.2) Adjustments to the premium receivable: Changes in the expected term of financial guaranty insurance contracts 3.8 (43.4) Accretion of discount 1.7 1.8 Foreign exchange translation 1.5 2.5 Balance, end of period $268.9 $277.3 Gains or losses due to foreign exchange rate changes relate to installment premium receivables denominated in currencies other than the U.S. dollar. Approximately 22.1% and 18% of installment premiums at March 31, 2012 and December 31, 2011, respectively, are denominated in currencies other than the U.S. dollar, primarily in euro and British Pound Sterling. Actual premium collections may differ from expected collections in the tables below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, refundings, accelerations, commutations and changes in expected lives. Expected Collections of Gross Premiums Receivable, Net of Ceding Commissions (Undiscounted) As of March 31, 2012 (in millions) 2012 (April 1 - June 30) $26.9 2012 (July 1 - September 30) 8.2 2012 (October 1 – December 31) 7.9 2013 30.4 2014 27.7 2015 22.8 2016 19.3 2017-2021 76.4 2022-2026 51.9 2027-2031 41.0 After 2031 48.0 Total $360.5 The following table provides a schedule of the expected timing of the income statement recognition of financial guaranty insurance net unearned premium reserve and the present value of net expected losses to be expensed, pretax which are not included in loss and LAE reserve. The amount and timing of actual premium earnings and loss and LAE may differ from the estimates shown below due to factors such as refundings, accelerations, commutations, changes in expected lives and updates to loss estimates. A loss and LAE reserve is only recorded for the amount by which net expected loss to be expensed exceeds unearned premium reserve determined on a contract-by-contract basis.

Expected Timing of Financial Guaranty Insurance Premium and Loss Recognition As of March 31, 2012 Scheduled Net Earned Premium Net Expected Loss to be Expensed Net (in millions) 2012 (April 1 – June 30) $26.6 $0.6 $26.0 2012 (July 1 – September 30) 26.5 0.6 25.9 2012 (October 1 – December 31) 25.6 0.6 25.0 Subtotal 2012 78.7 1.8 76.9 2013 99.3 2.2 97.1 2014 92.9 2.1 90.8 2015 82.2 2.0 80.2 2016 76.8 1.9 74.9 2017-2021 311.1 7.8 303.3 2022-2026 211.6 5.6 206.0 2027-2031 140.4 4.4 136.0 After 2031 137.7 5.5 132.2 Total present value basis(1) 1,230.7 33.3 1,197.4 Discount 105.5 176.1 (70.6) Total future value $1,336.2 $209.4 $1,126.8 --- (1) Balances represent discounted amounts. Selected Information for Policies Paid in Installments As of March 31, 2012 As of December 31, 2011 (dollars in millions) Premiums receivable, net of ceding commission payable $268.9 $272.6 Gross unearned premium reserve 332.1 324.0 Weighted-average risk-free rate used to discount premiums 3.7 3.2 Weighted-average period of premiums receivable (in years) 10.1 9.8 Loss Estimation Process The Company has established its own loss reserve committee, which reviews its reserving methodology with the Company’s board of directors. The Company’s loss reserve committee estimates expected loss to be paid for its financial guaranty exposures. Surveillance personnel present analysis related to potential losses to the Company’s loss reserve committee for consideration in estimating the expected loss to be paid. Such analysis includes the consideration of various scenarios with potential probabilities assigned to them. Depending upon the nature of the risk, the Company’s view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments and sector-driven loss severity assumptions or judgmental assessments. In the case of its assumed business, the Company may conduct its own analysis as just described or, depending on the Company’s view of the potential size of any loss and the information available to the Company, the Company may use loss estimates provided by ceding insurers. The Company’s loss reserve committee reviews and refreshes the estimate of expected loss to be paid each quarter. The Company’s estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction due to the potential for significant variability in credit performance as a result of economic, fiscal and financial market variability over the long duration of most contracts. The determination of expected loss to be paid is an inherently subjective process involving numerous estimates, assumptions and judgments by management. The following table presents a roll forward of the present value of net expected loss to be paid for financial guaranty insurance contracts by sector. Net expected loss to be paid is the estimate of the present value of future claim payments, net of salvage and subrogation and net of reinsurance, which includes the present value benefit of estimated recoveries for breaches of representations and warranties (“R&W”). Weighted-average risk free rates for U.S. dollar denominated obligations ranged from 0.0% to 3.94% as of March 31, 2012 and 0.0% to 3.27% as of December 31, 2011. The weighted average risk-free rates for Euro denominated obligations was 0.0% - 2.84% as of March 31, 2012 and 0.0% - 2.69% as of December 31, 2011. Financial Guaranty Insurance Present Value of Net Expected Loss to be Paid Roll Forward by Sector(1) Net Expected Loss to be Paid as of December 31, 2011(4) Economic Loss Development(2) (Paid) Recovered Losses(3) Net Expected Loss to be Paid as of March 31, 2012(4) (in millions) U.S. RMBS: First lien: Prime first lien $0.6 $0.3 $— $0.9 Alt-A first lien 9.6 (1.7) (0.1) 7.8 Option ARM 3.3 1.4 (0.4) 4.3 Subprime 7.6 (0.1) (0.2) 7.3 Total first lien 21.1 (0.1) (0.7) 20.3 Second lien: Closed end second lien (6.2) (0.2) (1.0) (7.4) HELOCs 24.0 3.3 (4.4) 22.9 Total second lien 17.8 3.1 (5.4) 15.5 Total U.S. RMBS 38.9 3.0 (6.1) 35.8 Other structured finance 157.0 (16.5) (0.7) 139.8 U.S. public finance 29.6 5.4 (0.5) 34.5 Non-U.S. public finance(5) 8.5 40.9 8.6 58.0 Total $234.0 $32.8 $1.3 $268.1

Net Expected Loss to be Paid as of December 31, 2010 Economic Loss Development(2) (Paid) Recovered Losses(3) Net Expected Loss to be Paid as of March 31, 2011 (in millions) U.S. RMBS: First lien: Prime first lien $0.7 $(0.2) $— $0.5 Alt-A first lien 10.5 (1.5) (0.2) 8.8 Option ARM 14.3 (5.0) (2.9) 6.4 Subprime 15.6 (2.6) (0.2) 12.8 Total first lien 41.1 (9.3) (3.3) 28.5 Second lien: Closed end second lien 1.5 (3.0) (3.1) (4.6) HELOCs (66.4) 9.4 (8.5) (65.5) Total second lien (64.9) 6.4 (11.6) (70.1) Total U.S. RMBS (23.8) (2.9) (14.9) (41.6) Other structured finance 107.0 7.1 (1.4) 112.7 U.S. public finance 31.0 (12.4) (2.7) 15.9 Non-U.S. public finance 3.0 .3 (0.0) 3.3 Total $117.2 $(7.9) $(19.0) $90.3 --- (1) Amounts exclude reserves for mortgage business of $1.9 million as of March 31, 2012 and December 31, 2011. (2) Economic loss development includes the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. (3) Net of ceded paid losses, whether or not such amounts have been settled with reinsurers. Ceded paid losses are typically settled 45 days after the end of the reporting period. Such amounts are recorded in reinsurance recoverable on paid losses included in other assets. (4) Includes expected LAE to be paid for mitigating claim liabilities of $4.4 million as of March 31, 2012 and $5.2 million as of December 31, 2011. (5) Includes expected loss to be paid of $44.2 million as of March 31, 2012 and $5.6 million as of December 31, 2011 related to Greek sovereign debt. The table below provides a reconciliation of expected loss to be paid to expected loss to be expensed. Expected loss to be paid differs from expected loss to be expensed due to: (1) the addition of claim payments that have been made (and therefore are not included in expected loss to be paid) that are expected to be recovered in the future (and therefore have also reduced expected loss to be paid for transactions with a net expected recovery), and (2) loss reserves that have already been established (and therefore expensed but not yet paid). Reconciliation of Present Value of Net Expected Loss to be Paid and Net Present Value of Net Expected Loss to be Expensed As of March 31, 2012 (in millions) Net expected loss to be paid $268.1 Salvage and subrogation recoverable 35.6 Loss and LAE reserve (270.4) Net expected loss to be expensed $33.3

The Company’s Approach to Projecting Losses in U.S. RMBS The Company projects losses on its insured U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (i.e., payment priorities and tranching) of the RMBS to the projected performance of the collateral over time. The resulting projected claim payments or reimbursements are then discounted using risk-free rates. The majority of U.S. RMBS losses before R&W benefit are assumed from the affiliated ceding companies. For transactions where the affiliated ceding company projects it will receive recoveries from providers of R&W, it projects the amount of recoveries and either establishes a recovery for claims already paid or reduces its projected claim payments accordingly. While the Company has sufficient information to project losses on most U.S. RMBS it has assumed from unaffiliated ceding companies, it does not establish a credit or reduce projected claim payments for R&W for these transactions. Also, it relies on unaffiliated ceding companies for rating estimates on a small number of U.S. RMBS and loss projections on a small number of U.S. RMBS, for which it has insufficient information to independently project performance. Expected loss on U.S. RMBS, before consideration of the R&W benefit, was $82.9 million and $92.1 million as of March 31, 2012 and December 31, 2011, respectively, of which $66.1 million and $75.9 million, respectively, was from affiliated ceding companies. The further behind a mortgage borrower falls in making payments, the more likely it is that he or she will default. The rate at which borrowers from a particular delinquency category (number of monthly payments behind) eventually default is referred to as the “liquidation rate.” Liquidation rates may be derived from observed roll rates, which are the rates at which loans progress from one delinquency category to the next and eventually to default and liquidation. The Company applies liquidation rates to the mortgage loan collateral in each delinquency category and makes certain timing assumptions to project near-term mortgage collateral defaults from loans that are currently delinquent. Mortgage borrowers that are not more than one payment behind (generally considered performing borrowers) have demonstrated an ability and willingness to pay throughout the recession and mortgage crisis, and as a result are viewed as less likely to default than delinquent borrowers. Performing borrowers that eventually default will also need to progress through delinquency categories before any defaults occur. The Company projects how many of the currently performing loans will default and when by first converting the projected near term defaults of delinquent borrowers derived from liquidation rates into a vector of conditional default rates, then projecting how the conditional default rates will develop over time. Loans that are defaulted pursuant to the conditional default rate after the liquidation of currently delinquent loans represent defaults of currently performing loans. A conditional default rate is the outstanding principal amount of defaulted loans liquidated in the current month divided by the remaining outstanding amount of the whole pool of loans (or “collateral pool balance”). The collateral pool balance decreases over time as a result of scheduled principal payments, partial and whole principal repayments, and defaults. In order to derive collateral pool losses from the collateral pool defaults it has projected, the Company applies a loss severity. The loss severity is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property. The affiliated ceding companies project loss severities by sector based on the experience to date. Further detail regarding the assumptions and variables the Company used to project collateral losses in its U.S. RMBS portfolio may be found below in the sections “U.S. Second Lien RMBS Loss Projections: HELOCs and Closed-End Second Lien” and “U.S. First Lien RMBS Loss Projections: Alt-A First Lien, Option ARM, Subprime and Prime.” The affiliated ceding companies are in the process of enforcing claims for breaches of R&W regarding the characteristics of the loans included in the collateral pools. The Company calculates a credit from the RMBS issuer for such recoveries where the R&W were provided by an entity the Company believes to be financially viable and where the affiliated ceding companies already have access or believe they will attain access to the underlying mortgage loan files. Where the affiliated ceding company has an agreement with an R&W provider (e.g., the Bank of America Agreement) or where the affiliated ceding company is in advanced discussions on a potential agreement, that credit is based on the agreement or potential agreement. In second lien RMBS transactions where there is no agreement or advanced discussions, this credit is based on a percentage of actual repurchase rates achieved across those transactions where material repurchases have been made, while in first lien RMBS transactions where there is no agreement or advanced discussions, this credit is estimated by reducing collateral losses projected by the affiliated ceding companies to reflect a percentage of the recoveries the affiliated ceding companies believe they will achieve, based on the number of breaches identified to date and incorporated scenarios based on the amounts the affiliated ceding companies were able to negotiate under the Bank of America Agreement. The first lien approach is different from the second lien approach because the Company’s first lien transactions have multiple tranches and a more complicated method is required to correctly allocate credit to each tranche. In each case, the credit is a function of the projected lifetime collateral losses in the collateral pool, so an increase in projected collateral losses generally increases 18 the R&W credit calculated by the Company for the RMBS issuer. Further detail regarding how the Company calculates these credits may be found under “Breaches of Representations and Warranties” below. The Company projects the overall future cash flow from a collateral pool by adjusting the payment stream from the principal and interest contractually due on the underlying mortgages for (a) the collateral losses it projects as described above, (b) assumed voluntary prepayments and (c) recoveries for breaches of R&W as described above. The Company then applies an individual model of the structure of the transaction to the projected future cash flow from that transaction’s collateral pool to project the Company’s future claims and claim reimbursements for that individual transaction. Finally, the projected claims and reimbursements are discounted using risk free rates. As noted above, the Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, and probability weights them. First Quarter-End 2012 U.S. RMBS Loss Projections The scenarios used to project RMBS collateral losses and the general shape of the RMBS loss projection curves used by the Company assume that the housing and mortgage markets will eventually improve. The Company retained the same general scenarios and shape of the RMBS loss projection curves at March 31, 2012 as December 31, 2011, reflecting the Company’s view, based on its observation of continued elevated levels of early stage delinquencies, that the housing and mortgage market recovery is occurring at a slower than previously expected pace. The Company also used generally the same methodology to project the credit received for recoveries in R&W at March 31, 2012 as December 31, 2011. The primary differences relate to the refinement of the calculation of benefits due to potential agreements with R&W providers with which it is having discussions. U.S. Second Lien RMBS Loss Projections: HELOCs and Closed End Second Lien The Company reinsures two types of second lien RMBS: those secured by HELOCs and those secured by closed end second lien mortgages. HELOCs are revolving lines of credit generally secured by a second lien on a one to four family home. A mortgage for a fixed amount secured by a second lien on a one to four family home is generally referred to as a closed end second lien. Both first lien RMBS and second lien RMBS sometimes include a portion of loan collateral with a different priority than the majority of the collateral. The Company has material exposure to second lien mortgage loans originated and serviced by a number of parties, but the Company’s most significant second lien exposure is to HELOCs originated and serviced by Countrywide, a subsidiary of Bank of America. See “—Breaches of Representations and Warranties.” The delinquency performance of HELOC and closed end second lien exposures included in transactions reinsured by the Company began to deteriorate in 2007, and such transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company’s original underwriting expectations. While insured securities benefit from structural protections within the transactions designed to absorb collateral losses in excess of previous historically high levels, in many second lien RMBS projected losses now exceed those structural protections. The Company believes the primary variables affecting its expected losses in second lien RMBS transactions are the amount and timing of future losses in the collateral pool supporting the transactions and the amount of loans repurchased for breaches of R&W (or agreements with R&W providers related to such obligations). Expected losses are also a function of the structure of the transaction; the voluntary prepayment rate (typically also referred to as conditional prepayment rate of the collateral); the interest rate environment; and assumptions about the draw rate and loss severity. These variables are: interrelated, difficult to predict and subject to considerable volatility. If actual experience differs from the Company’s assumptions, the losses incurred could be materially different from the estimate. The Company continues to update its evaluation of these exposures as new information becomes available. 19

The following table shows the key assumptions used in the calculation of estimated expected loss to be paid for second lien U.S. RMBS. Key Assumptions in Base Case Expected Loss Estimates Second Lien RMBS(1) HELOC Key Variables As of March 31, 2012 As of December 31, 2011 Plateau conditional default rate 0.2 – 26.3% 0.5 – 27.9% Final conditional default rate trended down to 0.4 – 3.2% 0.4 – 3.2% Expected period until final conditional default rate 36 months 36 months Initial conditional prepayment rate 0.0 – 19.7% 0.0 – 25.8% Final conditional prepayment rate 10% 10% Loss severity 98% 98% Initial draw rate 0.0 – 12.7% 0.0 – 15.3% Closed end second lien Key Variables As of March 31, 2012 As of December 31, 2011 Plateau conditional default rate 5.4 – 25.0% 6.9 – 24.8 % Final conditional default rate trended down to 3.3 – 9.2% 3.3 – 9.2% Expected period until final conditional default rate 36 months 36 months Initial conditional prepayment rate 0.5 – 8.6% 0.3 – 14.7% Final conditional prepayment rate 10% 10% Loss severity 98% 98% --- (1) Represents assumptions for most heavily weighted scenario (the “base case”). In second lien transactions the projection of near-term defaults from currently delinquent loans is relatively straightforward because loans in second lien transactions are generally .charged off. (treated as defaulted) by the securitization’s servicer once the loan is 180 days past due. Most second lien transactions report the amount of loans in five monthly delinquency categories (i.e., 30-59 days past due, 60-89 days past due, 90-119 days past due, 120-149 days past due and 150-179 days past due). The Company estimates the amount of loans that will default over the next five months by calculating current representative liquidation rates (the percent of loans in a given delinquency status that are assumed to ultimately default) from selected representative transactions and then applying an average of the preceding 12 months’ liquidation rates to the amount of loans in the delinquency categories. The amount of loans projected to default in the first through fifth months is expressed as a conditional default rate. The first four months’ conditional default rate is calculated by applying the liquidation rates to the current period past due balances (i.e., the 150-179 day balance is liquidated in the first projected month, the 120-149 day balance is liquidated in the second projected month, the 90-119 day balance is liquidated in the third projected month and the 60-89 day balance is liquidated in the fourth projected month). For the fifth month the conditional default rate is calculated using the average 30-59 day past due balances for the prior three months. An average of the third, fourth and fifth month conditional default rates is then used as the basis for the plateau period that follows the embedded five months of losses. As of March 31, 2012, for the base case scenario, the conditional default rate (the “plateau conditional default rate”) was held constant for one month. Once the plateau period has ended, the conditional default rate is assumed to gradually trend down in uniform increments to its final long-term steady state conditional default rate. In the base case scenario, the time over which the conditional default rate trends down to its final conditional default rate is 30 months. Therefore, the total stress period for second lien transactions is 36 months, comprising five months of delinquent data, a one month plateau period and 30 months of decrease to the steady state conditional default rate. This is the same as December 31, 2011. The long-term steady state conditional default rates are calculated as the constant conditional default rates that would have yielded the amount of losses originally expected at underwriting. When a second lien loan defaults, there is generally a very low recovery. Based on current expectations of future performance, the Company assumes that it will only recover 2% of the collateral, the same as December 31, 2011. The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (which is a function of the conditional default rate and the loan balance over time) as well as the amount of excess spread (which is the excess of the interest paid by the borrowers on the underlying loan over the amount of interest and expenses owed on the insured obligations). In the base case, the current conditional prepayment rate is assumed to continue until the end of the plateau before gradually increasing to the final conditional prepayment rate over the same period the conditional default rate 20 decreases. For transactions where the initial conditional prepayment rate is higher than the final conditional prepayment rate, the initial conditional prepayment rate is held constant. The final conditional prepayment rate is assumed to be 10% for both HELOC and closed end second lien transactions. This level is much higher than current rates for most transactions, but lower than the historical average, which reflects the Company’s continued uncertainty about the projected performance of the borrowers in these transactions. This pattern is consistent with how the affiliated ceding companies modeled the conditional prepayment rate at December 31, 2011. To the extent that prepayments differ from projected levels it could materially change the Company’s projected excess spread and losses. The Company uses a number of other variables in its second lien loss projections, including the spread between relevant interest rate indices, and HELOC draw rates (the amount of new advances provided on existing HELOCs expressed as a percentage of current outstanding advances). For HELOC transactions, the draw rate is assumed to decline from the current level to a final draw rate over a period of three months. The final draw rates were assumed to range from 0.0% to 6.4%. In estimating expected losses, the Company modeled and probability weighted three possible conditional default rate curves applicable to the period preceding the return to the long-term steady state conditional default rate, the same three scenarios and weightings as December 31, 2011. Given that draw rates have been reduced to levels below the historical average and that loss severities in these products have been higher than anticipated at inception, the Company believes that the level of the elevated conditional default rate and the length of time it will persist is the primary driver behind the likely amount of losses the collateral will suffer (before considering the effects of repurchases of ineligible loans). The Company continues to evaluate the assumptions affecting its modeling results. At March 31, 2012, the Company’s base case assumed a one month conditional default rate plateau and a 30 month ramp-down (for a total stress period of 36 months), the same as December 31, 2011. Increasing the conditional default rate plateau to four months and keeping the ramp down at 30 months (for a total stress period of 39 months) would increase the expected loss by approximately $5.6 million for HELOC transactions and $0.2 million for closed end second lien transactions. On the other hand, keeping the conditional default rate plateau at one month but decreasing the length of the conditional default rate ramp-down to a 24 month assumption (for a total stress period of 30 months) would decrease the expected loss by approximately $5.3 million for HELOC transactions and $0.2 million for closed end second lien transactions. U.S. First Lien RMBS Loss Projections: Alt-A First Lien, Option ARM, Subprime and Prime First lien RMBS are generally categorized in accordance with the characteristics of the first lien mortgage loans on one to four family homes supporting the transactions. The collateral supporting “subprime RMBS” transactions consists of first-lien residential mortgage loans made to subprime borrowers. A “subprime borrower” is one considered to be a higher risk credit based on credit scores or other risk characteristics. Another type of RMBS transaction is generally referred to as “Alt-A first lien.” The collateral supporting such transactions consists of first-lien residential mortgage loans made to .prime. quality borrowers who lack certain ancillary characteristics that would make them prime. When more than 66% of the loans originally included in the pool are mortgage loans with an option to make a minimum payment that has the potential to amortize the loan negatively (i.e., increase the amount of principal owed), the transaction is referred to as an “Option ARM.” Finally, transactions may be composed primarily of loans made to prime borrowers. First lien RMBS sometimes include a portion of loan collateral that differs in priority from the majority of the collateral. The performance of the Company’s first lien RMBS exposures began to deteriorate in 2007 and such transactions, particularly those originated in the period from 2005 through 2007 continue to perform below the Company’s original underwriting expectations. The Company currently projects first lien collateral losses many times those expected at the time of underwriting. While insured securities benefited from structural protections within the transactions designed to absorb some of the collateral losses, in many first lien RMBS transactions, projected losses exceed those structural protections. The majority of projected losses in first lien RMBS transactions are expected to come from non-performing mortgage loans (those that are delinquent or in foreclosure or where the loan has been foreclosed and the RMBS issuer owns the underlying real estate). An increase in non-performing loans beyond that projected in the previous period is one of the primary drivers of loss development in this portfolio. In order to determine the number of defaults resulting from these delinquent and foreclosed loans, the Company applied a liquidation rate assumption to loans in each of various delinquency categories. The Company arrived at its liquidation rates based on data purchased from a third party and assumptions about how delays in the foreclosure process may ultimately affect the rate at which loans are liquidated. The liquidation rate is a standard industry measure that is used to estimate the number of loans in a given aging category that will default within a specified time period. The Company projects these liquidations to occur over two years. The Company used the same 21 liquidation rates for March 31, 2012 as it did for December 31, 2011. The following table shows liquidation assumptions for various delinquency categories. First Lien Liquidation Rates As of March 31, 2012 As of December 31, 2011 30 – 59 Days Delinquent Alt-A and Prime 35% 35% Option ARM 50 50 Subprime 30 30 60 – 89 Days Delinquent Alt-A and Prime 55 55 Option ARM 65 65 Subprime 45 45 90+ Days Delinquent Alt-A and Prime 65 65 Option ARM 75 75 Subprime 60 60 Bankruptcy Alt-A and Prime 55 55 Option ARM 70 70 Subprime 50 50 Foreclosure Alt-A and Prime 85 85 Option ARM 85 85 Subprime 80 80 Real Estate Owned (REO) All 100 100 While the Company uses liquidation rates as described above to project defaults of non-performing loans, it projects defaults on presently current loans by applying a conditional default rate trend. The start of that conditional default rate trend is based on the defaults the Company projects will emerge from currently nonperforming loans. The total amount of expected defaults from the non-performing loans is translated into a constant conditional default rate (i.e., the conditional default rate plateau), which, if applied for each of the next 24 months, would be sufficient to produce approximately the amount of defaults that were calculated to emerge from the various delinquency categories. The conditional default rate thus calculated individually on the delinquent collateral pool for each RMBS is then used as the starting point for the conditional default rate curve used to project defaults of the presently performing loans. In the base case, each transaction’s conditional default rate is projected to improve over 12 months to an intermediate conditional default rate (calculated as 20% of its conditional default rate plateau); that intermediate conditional default rate is held constant for 36 months and then trails off in steps to a final conditional default rate of 5% of the conditional default rate plateau. Under the affiliated ceding companies’ methodology, defaults projected to occur in the first 24 months represent defaults that can be attributed to loans that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected conditional default rate trend after the first 24 month period represent defaults attributable to borrowers that are currently performing. Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. Loss severities experienced in first lien transactions have reached historic high levels and the Company is assuming that these high levels generally will continue for another year (in the case of subprime loans, the Company assumes the unprecedented 90% loss severity rate will continue for six months then drop to 80% for six months before following the ramp described below). The Company determines its initial loss severity based on actual recent experience. (The Company’s loss severity assumptions for March 31, 2012 were the same as it used for December 31, 2011.) The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning in March 2013, and in the base case scenario decline, over two years to 40%. The following table shows the key assumptions used in the calculation of expected loss to be paid for first lien U.S. RMBS. 22

Key Assumptions in Base Case Expected Loss Estimates First Lien RMBS As of March 31, 2012 As of December 31, 2011 Alt-A First Lien Plateau conditional default rate 2.7% - 33.9% 2.8% - 41.3% Intermediate conditional default rate 0.5% - 6.8% 0.6% - 8.3% Final conditional default rate 0.1% - 1.7% 0.1% -2.1% Initial loss severity 65% 65% Initial conditional prepayment rate 0.0% - 34.1% 0.0% - 34.0% Final conditional prepayment rate 15% 15% Option ARM Plateau conditional default rate 9.7% - 32.2% 10.2% - 31.5% Intermediate conditional default rate 1.9% - 6.4% 2.0% - 6.3% Final conditional default rate 0.5% - 1.6% 0.5% - 1.6% Initial loss severity 65% 65% Initial conditional prepayment rate 0.0% - 10.9% 0.0% - 10.8% Final conditional prepayment rate 15% 15% Subprime Plateau conditional default rate 4.6% - 44.8% 0.0% - 38.6% Intermediate conditional default rate 0.9% - 9.0% 0.0% - 7.7% Final conditional default rate 0.2% - 2.2% 0.0% - 1.9% Initial loss severity 90% 90% Initial conditional prepayment rate 0.0% - 36.7% 0.0% - 16.7% Final conditional prepayment rate 15% 15% The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (since that amount is a function of the conditional default rate and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the conditional prepayment rate follows a similar pattern to that of the conditional default rate. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually increasing over 12 months to the final conditional prepayment rate, which is assumed to be either 10% or 15% depending on the scenario run. For transactions where the initial conditional prepayment rate is higher than the final conditional prepayment rate, the initial conditional prepayment rate is held constant. The ultimate performance of the Company’s first lien RMBS transactions remains highly uncertain and may be subject to considerable volatility due to the influence of many factors, including the level and timing of loan defaults, changes in housing prices and other variables. The Company will continue to monitor the performance of its RMBS exposures and will adjust the loss projections for those transactions based on actual performance and management’s estimates of future performance. In estimating expected losses, the Company modeled and probability weighted sensitivities for first lien transactions by varying its assumptions of how fast a recovery is expected to occur. One of the variables used to model sensitivities was how quickly the conditional default rate returned to its modeled equilibrium, which was defined as 5% of the current conditional default rate. The Company also stressed conditional prepayment rates and the speed of recovery of loss severity rates. The Company probability weighted a total of five scenarios (including its base case) at March 31, 2012, the same as December 31, 2011. In a somewhat more stressful environment than that of the base case, where the conditional default rate plateau was extended three months (to be 27 months long) before the same more gradual conditional default rate recovery and loss severities were assumed to recover over four rather than two years (and subprime loss severities were assumed to recover only to 60%), expected loss to be paid would increase from current projections by approximately $1.2 million for Alt-A first liens, $1.4 million for Option ARM, $2.2 million for subprime and $0.2 million for prime transactions. In an even more stressful scenario where other loss severities were assumed to recover over eight years (and subprime severities were assumed to recover only to 60% and other assumptions were the same as the other stress scenario), expected loss to be paid would increase from current projections by approximately $3.0 million for Alt-A first liens, $3.6 million for Option ARM, $3.2 million for subprime and $0.7 million for prime transactions. The Company also considered two scenarios where the recovery was faster than in its base case. In a scenario with a somewhat less stressful environment than the base case, where 23 conditional default rate recovery was somewhat less gradual and the initial subprime loss severity rate was assumed to be 80% for 12 months and was assumed to recover to 40% over two years (the same scenario used for the base case at December 31, 2011), expected loss to be paid would decrease from current projections by approximately $0.1 million for Alt-A first lien, $0.5 million for Option ARM, $0.6 million for subprime and $0.1 million for prime transactions. In an even less stressful scenario where the conditional default rate plateau was three months shorter (21 months, effectively assuming that liquidation rates would improve) and the conditional default rate recovery was more pronounced, expected loss to be paid would decrease from current projections by approximately $0.9 million for Alt-A first lien, $1.5 million for Option ARM, $1.2 million for subprime and $0.2 million for prime transactions. Breaches of Representations and Warranties The affiliated ceding companies are pursuing reimbursements for breaches of R&W regarding loan characteristics. Performance of the collateral underlying certain first and second lien securitizations has substantially differed from the Company’s original expectations. The affiliated ceding companies have employed several loan file diligence firms and law firms as well as devoted internal resources to review the mortgage files surrounding many of the defaulted loans. The affiliated ceding companies’ success in these efforts resulted in two negotiated agreements, in respect of the Company’s R&W claims, including one on April 14, 2011 with Bank of America and one on May 8. 2012, with Deutsche Bank AG as described under “Deutsche Bank Agreement” in Note 2, Business Changes, Risks, Uncertainties and Accounting Developments. The affiliated ceding companies identified thousands of loan files that breached one or more R&W regarding the characteristics of the loans, such as misrepresentation of income or employment of the borrower, occupancy, undisclosed debt and non-compliance with underwriting guidelines at loan origination. The affiliated ceding companies continue to review new files as new loans default and as new loan files are made available to it. The affiliated ceding companies generally obtain the loan files from the originators or servicers (including master servicers). In some cases, the affiliated ceding companies request loan files via the trustee, which then requests the loan files from the originators and/or servicers. On second lien loans, the affiliated ceding companies request loan files for all charged-off loans. On first lien loans, the affiliated ceding companies request loan files for all severely (60+ days) delinquent loans and all liquidated loans. Recently, the affiliated ceding companies started requesting loan files for all the loans (both performing and non-performing) in certain deals to limit the number of requests for additional loan files as the transactions season and loans charge-off become 60+ days delinquent or are liquidated. (The Company takes no credit for R&W breaches on loans that are expected to continue to perform.) Proceeds projected to be reimbursed to the Company on transactions where the Company has already paid claims are viewed as a recovery on paid losses. For transactions where the Company has not already paid claims, projected recoveries reduce projected loss estimates. In either case, projected recoveries have no effect on the amount of the Company’s exposure. These amounts reflect payments made pursuant to the negotiated transaction agreements and not payments made pursuant to legal settlements. See “Recovery Litigation” below for a description of the related legal proceedings the affiliated ceding companies have commenced. The Company has included in its net expected loss estimates as of March 31, 2012 an estimated benefit from loan repurchases related to breaches of R&W of $50.1 million, which includes amounts from Bank of America. Where the affiliated ceding companies have an agreement with an R&W provider (e.g., the Bank of America Agreement) or, where potential recoveries may be higher due to settlements, that benefit is based on the agreement or probability of a potential agreement. For other transactions, the amount of benefit recorded as a reduction of expected losses was calculated by extrapolating each transaction’s breach rate on defaulted loans to projected defaults and applying a percentage of the recoveries the affiliated ceding companies believe they will receive. Proceeds projected to be reimbursed to the Company on transactions where the Company has already paid claims are viewed as a recovery on paid losses. For transactions where the Company has not already paid claims, projected recoveries reduce projected loss estimates. In either case, projected recoveries have no effect on the amount of the Company’s exposure. These amounts reflect payments made pursuant to the negotiated transaction agreements and not payments made pursuant to legal settlements. See “—Recovery Litigation” below for a description of the related legal proceedings the affiliated ceding companies have commenced. The Company did not incorporate any gain contingencies or damages paid from potential litigation in its estimated repurchases. The amount the Company will ultimately recover related to contractual R&W is uncertain and subject to a number of factors including the counterparty’s ability to pay, the number and loss amount of loans determined to have breached R&W and, potentially, negotiated settlements or litigation recoveries. As such, the Company’s estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of R&W, the Company considered the creditworthiness of the provider of the R&W, the number of breaches found on defaulted loans, the success rate in resolving these breaches across those transactions where material repurchases have been made and the potential amount of time until the recovery is realized. 24

The calculation of expected recovery from breaches of R&W involved a variety of scenarios which ranged from the Company recovering substantially all of the losses it incurred on relevant transactions due to violations of R&W to the Company realizing limited recoveries. The Company did not include any recoveries related to breaches of R&W in amounts greater than the losses it paid or expected to pay under any given cash flow scenario. These scenarios were probability weighted in order to determine the recovery incorporated into the Company’s estimate of expected losses. This approach was used for both loans that had already defaulted and those assumed to default in the future. As noted above, in circumstances where potential recoveries may be higher due to settlements, the recovery assumption is based on the probability of the potential agreement. Balance Sheet Classification of R&W Benefit, Net of Reinsurance for all Financial Guaranty Insurance Contracts Reported on Balance Sheet As of March 31, 2012 As of December 31, 2011 (in millions) Salvage and subrogation recoverable $20.1 $22.6 Loss and LAE reserve 28.0 29.9 Unearned premium reserve 2.0 4.2 Total $50.1 $56.7 The following table represents the Company’s total estimated R&W recoveries netted in expected loss to be paid, from defective mortgage loans included in certain first and second lien U.S. RMBS loan securitizations that it insures. Roll Forward of Estimated Benefit from Recoveries from Representation and Warranty Breaches, Net of Reinsurance Future Net R&W Benefit as of December 31, 2011 R&W Development and Accretion of Discount During First Quarter 2012 R&W Recovered During First Quarter 2012 Future Net R&W Benefit as of March 31, 2012(1) (in millions) Prime first lien $1.5 $0.3 $— $1.8 Alt-A first lien 5.3 0.6 (0.1) 5.8 Option ARM 19.5 (2.2) (0.1) 17.2 Subprime 0.9 — — 0.9 Closed end second lien 16.8 (0.2) — 16.6 HELOC 12.7 0.5 (5.4) 7.8 Total $56.7 $(1.0) $(5.6) $50.1 Future Net R&W Benefit as of December 31, 2010 R&W Development and Accretion of Discount During First Quarter 2011 R&W Recovered During First Quarter 2011 Future Net R&W Benefit as of March 31, 2011(1) (in millions) Prime first lien $ 0.6 $0.6 $— $1.2 Alt-A first lien 2.7 41.7 — 44.4 Option ARM 3.8 14.8 (3.6) 15.0 Subprime 0.2 0.4 — 0.6 Closed end second lien 12.7 7.0 — 19.7 HELOC 103.2 9.5 (3.5) 109.2 Total $123.2 $74.0 $(7.1) $190.1 --- (1) Includes R&W benefit of $14.0 million as of March 31, 2012 and $120.3 million as of March 31, 2011 attributable to transactions covered by the Bank of America Agreement. 25

Financial Guaranty Insurance U.S. RMBS Risks with R&W Benefit Number of Risks(1) as of Debt Service as of March 31, 2012 December 31, 2011 March 31, 2012 December 31, 2011 (dollars in millions) Prime first lien 1 1 $20.3 $20.9 Alt-A first lien 20 21 90.7 97.9 Option ARM 11 12 37.2 38.5 Subprime 4 4 8.1 13.5 Closed-end second lien 4 4 9.3 23.2 HELOC(2) 7 15 18.9 326.1 Total 47 57 $184.5 $520.1 --- (1) A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments. (2) The decline in number of HELOC risks and debt service relates to the final payment from Bank of America for covered HELOC transactions. The following table provides a breakdown of the development and accretion amount in the roll forward of estimated recoveries associated with alleged breaches of R&W. First Quarter 2012 2011 (in millions) Inclusion of new deals with breaches of R&W during period $— $4.2 Change in recovery assumptions as the result of additional file review and recovery success 0.3 11.2 Estimated increase (decrease) in defaults that will result in additional (lower) breaches (1.5) 8.5 Results of settlements — 49.8 Accretion of discount on balance 0.2 0.3 Total $(1.0) $74.0 The R&W development during First Quarter 2012 resulted from a decrease in estimated defaults that will result in lower breaches. The Company assumes that recoveries on transactions backed by HELOC and closed-end second lien loans that were not subject to the Bank of America Agreement or projected settlements will occur in two to four years from the balance sheet date depending on the scenarios and that recoveries on transactions backed by Alt-A first lien, Option ARM and Subprime loans will occur as claims are paid over the life of the transactions. Recoveries on second lien transactions subject to the Bank of America Agreement were paid in full by March 31, 2012. As of March 31, 2012, cumulative collateral losses on Assured Guaranty’s 20 first lien RMBS transactions (of which 17 are reinsured by AG Re) executed as financial guaranties and one CDS transaction (which is reinsured by AG Re), subject to a comprehensive agreement with Bank of America Corporation and its subsidiaries, including Countrywide Financial Corporation and its subsidiaries (collectively, “Bank of America”) (the “Bank of America Agreement”) were $2.1 billion and $0.1 billion, respectively. Assured Guaranty estimates that cumulative projected collateral losses for these 20 first lien transactions executed as financial guaranties and one CDS transaction will be $4.8 billion and $0.2 billion, respectively, which will result in estimated gross expected losses to the Company of $17.5 million before considering R&W recoveries from Bank of America, and $3.5 million after considering such R&W recoveries, all on a discounted basis. The Bank of America Agreement covers cumulative collateral losses up to $6.6 billion for these transactions plus one CDS transaction. As of March 31, 2012, the Company had been reimbursed $0.5 million with respect to the covered first lien transactions under the Bank of America Agreement. Bank of America had placed $1.0 billion of eligible assets in trust in order to collateralize the reimbursement obligation to the affiliated ceding companies relating to these transactions. The amount of assets required to be posted may increase or decrease from time to time as determined by rating agency requirements. 26

Student Loan Transactions The Company has insured or reinsured $1.7 billion net par of student loan securitizations, $0.8 billion issued by private issuers and classified as asset-backed and $0.9 billion issued by public authorities and classified as public finance. Of these amounts, $163.2 million and $573.0 million, respectively, are rated BIG. The Company is projecting $64.5 million of net expected loss to be paid in these portfolios. In general the losses are due to: (i) the poor credit performance of private student loan collateral; (ii) high interest rates on auction rate securities with respect to which the auctions have failed or (iii) high interest rates on variable rate demand obligations that have been put to the liquidity provider by the holder and are therefore bearing high .bank bond. interest rates. The largest of these losses was $24.7 million and related to a transaction backed by a pool of private student loans ceded to AG Re by another monoline insurer. The guaranteed bonds were issued as auction rate securities that now bear a high rate of interest due to the downgrade of the primary insurer’s financial strength rating. Further, the underlying loan collateral has performed below expectations. The decrease of $9.8 million in net expected loss during First Quarter 2012 is primarily due to the increase in risk free rates used for discounting as well as some favorable experience with respect to prospective commutations potentially achieved by the primary insurer on some transactions. Trust Preferred Securities Collateralized Debt Obligations The Company has insured or reinsured $483.3 million of net par of collateralized debt obligations (“CDOs”) backed by TruPS and similar debt instruments, or “TruPS CDOs” Of that amount, $166.7 million is rated BIG. The underlying collateral in the TruPS CDOs consists of subordinated debt instruments such as TruPS issued by bank holding companies and similar instruments issued by insurance companies, real estate investment trusts (“REITs”) and other real estate related issuers. The Company projects losses for TruPS CDOs by projecting the performance of the asset pools across several scenarios (which it weights) and applying the CDO structures to the resulting cash flows. At March 31, 2012, the Company has projected expected losses to be paid for TruPS CDOs that are accounted for as financial guaranty insurance of $2.1 million. The decrease of $1.2 million in net expected loss during First Quarter 2012 was driven primarily by the increase in the risk free rate used to discount loss projections (which was partially offset by refinements and updates of the model used to project losses). “XXX” Life Insurance Transactions The Company’s $1.9 billion net par of XXX life insurance transactions includes, as of March 31, 2012, $704.7 million rated BIG. The BIG “XXX” life insurance reserve securitizations are based on discrete blocks of individual life insurance business. In each such transaction the monies raised by the sale of the bonds reinsured by the Company were used to capitalize a special purpose vehicle that provides reinsurance to a life insurer or reinsurer. The monies are invested at inception in accounts managed by third-party investment managers. The BIG “XXX” life insurance transactions consist of Class A-2 Floating Rate Notes issued by Ballantyne Re p.l.c and Series A-1 Floating Rate Notes issued by Orkney Re II p.l.c (“Orkney Re II”). The Ballantyne Re and Orkney Re II XXX transactions had material amounts of their assets invested in U.S. RMBS transactions. Based on its analysis of the information currently available, including estimates of future investment performance provided by the investment manager, and projected credit impairments on the invested assets and performance of the blocks of life insurance business at March 31, 2012, the Company’s projected net expected loss to be paid is $89.5 million. The decrease of $5.4 million during First Quarter 2012 is due primarily to the increase in the risk free rate used to discount loss projections (offset in part by loss development related to updated mortality experience). Other Notable Loss or Claim Transactions The Company projects losses on, or is monitoring particularly closely, a number of other individual transactions, the most significant of which are described in the following paragraphs. As of March 31, 2012, the Company had exposure to sovereign debt of Greece through financial guarantees of €56.8 million of debt due in 2037 with a 4.5% fixed coupon and €15.0 million of inflation-linked debt due in 2057 with a 2.085% coupon. On February 24, 2012, Greece announced the terms of exchange offers and consent solicitations that requested the voluntary participation by holders of certain Greek bonds, including the insured 2037 and 2057 bonds, in an exchange that would result in the cancellation of such bonds in exchange for a package of replacement securities with lower principal amounts, and requested the consent of holders to amendments of the bonds that could be used to impose the same 27 terms on holders that do not voluntarily participate in the exchange. In March 2012, the exchange was imposed through collective action clauses on the Company’s exposure to the 2037 bonds. In April 2012, the Company consented to the exchange with respect to its exposure on the 2057 bonds. The exchanges have caused the Company to recognize inception to date economic loss development of $44.2 million net of salvage received in the form of such exchanged securities, as of March 31, 2012. This represents an increase from the equivalent amount of $5.6 million as of December 31, 2011. The Company has net exposure to Jefferson County, Alabama of $240.1 million, all of which is assumed. On November 9, 2011, Jefferson County filed for bankruptcy under Chapter 9 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Alabama (Southern Division). . Most of the Company’s exposure relates to $170.7 million of warrants issued by Jefferson County in respect of its sewer system. Jefferson County’s sewer revenue warrants are secured by a pledge of the net revenues of the sewer system, and the bankruptcy court has affirmed that the net revenues constitute “special revenue” under Chapter 9. Therefore, the net revenues of the sewer system are not subject to an automatic stay during the pendency of the County’s bankruptcy case. However, whether sufficient net revenues will be made available for the payment of regularly scheduled debt service will be a function of the bankruptcy court’s determination of “necessary operating expenses” under the bankruptcy code and the valuation of the sewer revenue stream which the bankruptcy court ultimately approves. The Company has projected loss to be paid of $17.6 million as of March 31, 2012 and $8.3 million as of December 31, 2011 on the sewer revenue warrants, which is an estimate based on a number of probability-weighted scenarios. The economic development of $9.3 million during First Quarter 2012 was due primarily to market factors, namely the increase in the discount rate and the increase in the forward London Interbank Offered Rate (“LIBOR”) curve. . The Company’s remaining net exposure of $69.4 million relates to bonds issued by Jefferson County that are secured by, or payable from, certain revenues, taxes or lease payments that may have the benefit of a statutory lien or a lien on “special revenues” or other collateral. The Company projects $0.4 million of expected loss to be paid as of March 31, 2012 and December 31, 2011 on these bonds. The Company expects that bondholder rights will be enforced. However, due to the early stage of the bankruptcy proceeding, and the circumstances surrounding Jefferson County’s debt, the nature of the action is uncertain. The Company will continue to analyze developments in the matter closely. As of March 31, 2012, AGM had purchased all of the Company’s net outstanding insured bonds backed by telephone directory “yellow pages” (both print and digital) in various jurisdictions with a net par of $31.6 million and guaranteed by Ambac Assurance Corporation (“Ambac”). The Company insures a total of $4.0 million net par of securities backed by manufactured housing loans, a total of $2.1 million rated BIG. The Company has expected loss to be paid of less than $0.1 million as of March 31, 2012 compared to $0.1 million as of December 31, 2011 on two transactions from 2000-2001 with an aggregate net par of $2.2 million. The Company has $15.5 million of net par exposure to The City of Harrisburg, Pennsylvania, all of which is BIG. The Company has paid $0.5 million in net claims to date, and expects a full recovery. Recovery Litigation RMBS Transactions As of the date of this filing, AGM and AGC have lawsuits pending on the following U.S. RMBS transactions which they have ceded to the Company, alleging breaches of R&W both in respect of the underlying loans in the transactions and the accuracy of the information provided to the affiliated ceding companies, and failure to cure or repurchase defective loans identified by the affiliated ceding companies to such persons: . Flagstar Home Equity Loan Trust, Series 2005-1 and Series 2006-2 (both second lien transactions in which AGM has sued Flagstar Bank, FSB, Flagstar Capital Markets Corporation and Flagstar ABS, LLC); . SACO I Trust 2005-GP1 (a second lien transaction in which AGC has sued JPMorgan Chase & Co.’s affiliate EMC Mortgage LLC (formerly known as EMC Mortgage Corporation), J.P. Morgan Securities Inc. (formerly known as Bear, Stearns & Co. Inc.) and JPMorgan Chase Bank, N.A.);

. Bear Stearns Asset Backed Securities I Trust 2005-AC5 and Bear Stearns Asset Backed Securities I Trust 2005-AC6 (both first lien transactions in which AGC has sued EMC Mortgage LLC); and . GMAC RFC Home Equity Loan-Backed Notes, Series 2006-HSA3 and GMAC Home Equity Loan-Backed Notes, Series 2004-HE3 (both second lien transactions in which AGM has sued GMAC Mortgage, LLC (formerly GMAC Mortgage Corporation; Residential Asset Mortgage Products, Inc.; Ally Bank (formerly GMAC Bank); Residential Funding Company, LLC (formerly Residential Funding Corporation); Residential Capital, LLC (formerly Residential Capital Corporation); Ally Financial (formerly GMAC, LLC); and Residential Funding Mortgage Securities II, Inc. On May 14, 2012, Residential Capital, LLC (“ResCap”) and several of its affiliates (the “Debtors”) filed for Chapter 11 protection with the U.S. Bankruptcy Court. The automatic stay of Bankruptcy Code Section 362 (a) stays lawsuits (such as the suit brought by AGM) against the Debtors. On May 25, 2012, ResCap filed an adversary proceeding in the United States Bankruptcy Court in the Southern District of New York against 42 defendants (including AGM) who are plaintiffs in 27 lawsuits arising from the Debtors’ issuance or sale of mortgage backed securities (the “MBS Actions”) that have asserted claims against non-debtor affiliates of ResCap. ResCap’s adversary proceeding seeks declaratory relief or injunctive relief to extend the automatic stay to stay or enjoin the continuation of actions against the non-debtor affiliates based on the MBS Actions. In these lawsuits, AGM and AGC seek damages, including indemnity or reimbursement for losses. In September 2010, AGM also filed a lawsuit in the Superior court of the State of California, County of Los Angeles, against UBS Securities LLC, as underwriter, as well as several named and unnamed control persons of IndyMac Bank, FSB and related IndyMac entities, with regard to the IndyMac IMSC Mortgage Loan Trust 2007-HOA-1 U.S. RMBS transaction that AGM had insured, seeking damages for alleged violations of state securities laws and breach of contract, among other claims. In October 2011, AGM and AGC brought an action in the Supreme Court of the State of New York against DLJ Mortgage Capital, Inc. (“DLJ”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) with regard to six first lien U.S. RMBS transactions insured by them: . CSAB Mortgage-Backed Pass Through Certificates, Series 2006-2 (AGM insured); . CSAB Mortgage-Backed Pass Through Certificates, Series 2006-3 (AGM insured); . CSAB Mortgage-Backed Pass Through Certificates, Series 2006-4 (AGM insured); . CMSC Mortgage-Backed Pass Through Certificates, Series 2007-3 (AGM insured); . CSAB Mortgage-Backed Pass Through Certificates, Series 2007-1 (AGC insured); and . TBW Mortgage-Backed Pass Through Certificates, Series 2007-2 (AGC insured). The complaint alleges breaches of R&W by DLJ in respect of the underlying loans in the transactions, breaches of contract by DLJ and Credit Suisse in procuring falsely inflated shadow ratings (a condition to the issuance by AGC and AGM of its policies) by providing false and misleading information to the rating agencies, and failure by DLJ to cure or repurchase defective loans identified by AGM and AGC. In February 2012, AGM filed a complaint in the Supreme Court of the State of New York against UBS Real Estate Securities Inc. with respect to three first lien U.S. RMBS transactions it had insured: . MASTR Adjustable Rate Mortgages Trust 2006-OA2; . MASTR Adjustable Rate Mortgages Trust 2007-1; and . MASTR Adjustable Rate Mortgages Trust 2007-3. The complaint alleges breaches of R&W by UBS Real Estate in respect of the underlying loans in the transactions, breaches of UBS Real Estate’s repurchase obligations with respect to the defective loans identified by AGM, and breaches of contract by UBS Real Estate in procuring falsely inflated shadow ratings (a condition to the issuance by AGM of its policies) by providing false and misleading information to the rating agencies concerning the underlying loans in the transactions. In connection with the Deutsche Bank Agreement, AGM and AGC have dismissed lawsuits they filed against Deutsche Bank involving the following RMBS transactions: . ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2; . ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL3; and

. IndyMac Home Equity Loan Trust 2007-H1. The Deutsche Bank Agreement does not resolve the litigation filed by AGM against Deutsche Bank regarding the ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1 securitization transaction, which involves second lien mortgage loans originated by a third party. “XXX” Life Insurance Transactions In December 2008, Assured Guaranty (UK) Ltd. (“AGUK”), an affiliated company, filed an action against J.P. Morgan Investment Management Inc. (“JPMIM”), the investment manager in the Orkney Re II transaction, in the Supreme Court of the State of New York alleging that JPMIM engaged in breaches of fiduciary duty, gross negligence and breaches of contract based upon its handling of the investments of Orkney Re II. After AGUK’s claims were dismissed with prejudice in January 2010, AGUK was successful in its subsequent motions and appeals and, as of December 2011, all of AGUK’s claims for breaches of fiduciary duty, gross negligence and contract were reinstated in full. Separately, at the trial court level, discovery is ongoing. Public Finance Transactions In June 2010, AGM sued JPMorgan Chase Bank, N.A. and JPMorgan Securities, Inc. (together, “JPMorgan”), the underwriter of debt issued by Jefferson County, in the Supreme Court of the State of New York alleging that JPMorgan induced AGM to issue its insurance policies in respect of such debt through material and fraudulent misrepresentations and omissions, including concealing that it had secured its position as underwriter and swap provider through bribes to Jefferson County commissioners and others. In December 2010, the court denied JPMorgan’s motion to dismiss. AGM has filed a motion with the Jefferson County bankruptcy court to confirm that continued prosecution of the lawsuit against JPMorgan will not violate the automatic stay applicable to Jefferson County notwithstanding JPMorgan’s interpleading of Jefferson County into the lawsuit. AGM is continuing its risk remediation efforts for this exposure. In September 2010, AGM, together with TD Bank, National Association and Manufacturers and Traders Trust Company, as trustees, filed a complaint in the Court of Common Pleas of Dauphin County, Pennsylvania against The Harrisburg Authority, The City of Harrisburg, Pennsylvania, and the Treasurer of the City in connection with certain Resource Recovery Facility bonds and notes issued by The Harrisburg Authority, alleging, among other claims, breach of contract by both The Harrisburg Authority and The City of Harrisburg, and seeking remedies including an order of mandamus compelling the City to satisfy its obligations on the defaulted bonds and notes and the appointment of a receiver for The Harrisburg Authority. Acting on its own, the City Council of Harrisburg filed a purported bankruptcy petition for the City in October 2011, which petition and a subsequent appeal were dismissed by the bankruptcy judge in November 2011. The City Council has appealed the dismissal of the appeal. As a result of the dismissal, however, the actions brought by AGM and the trustees against The City of Harrisburg and The Harrisburg Authority are no longer stayed. A receiver for The City of Harrisburg (the “City Receiver”) was appointed by the Commonwealth Court of Pennsylvania in December 2011. The City Receiver filed a motion to intervene in the mandamus action and action for the appointment of a receiver for the resource recovery facility. In March 2012, the Court of Common Pleas of Dauphin County, Pennsylvania issued an order granting the motion for the appointment of a receiver for the resource recovery facility, which order has been appealed by The Harrisburg Authority.

Net Loss Summary The following table provides information on loss and LAE reserves net of reinsurance and salvage and subrogation recoverable on the consolidated balance sheets. Loss and LAE Reserve (Recovery) Net of Reinsurance and Salvage and Subrogation Recoverable As of March 31, 2012 As of December 31, 2011 Loss and LAE Reserve Salvage and Subrogation Recoverable Net Loss and LAE Reserve Salvage and Subrogation Recoverable Net (in millions) U.S. RMBS: First lien: Prime first lien $0.6 $— $0.6 $0.5 $— $0.5 Alt-A first lien 7.9 0.6 7.3 9.7 0.6 9.1 Option ARM 9.9 5.8 4.1 9.2 6.1 3.1 Subprime 7.2 0.4 6.8 7.2 — 7.2 Total first lien 25.6 6.8 18.8 26.6 6.7 19.9 Second lien: Closed-end second lien 3.6 11.4 (7.8) 4.0 10.7 (6.7) HELOC 28.1 6.8 21.3 29.8 7.4 22.4 Total second lien 31.7 18.2 13.5 33.8 18.1 15.7 Total U.S. RMBS 57.3 25.0 32.3 60.4 24.8 35.6 Other structured finance 122.7 — 122.7 140.9 — 140.9 Public finance(1) 90.4 10.6 79.8 38.1 10.2 27.9 Total financial guaranty 270.4 35.6 234.8 239.4 35.0 204.4 Other 1.9 — 1.9 1.9 — 1.9 Total $272.3 $35.6 $236.7 $241.3 $35.0 $206.3 --- (1) Includes $51.4 million of net loss reserves as of March 31, 2012 and $4.6 million of net loss reserves as of December 31, 2011 related to sovereign debt of Greece. (2) See “Components of Net Reserves (Salvage)” table for loss and LAE reserve and salvage and subrogation recoverable components. The following table reconciles the loss and LAE reserve and salvage and subrogation recoverable components on the consolidated balance sheet to the financial guaranty net reserves (salvage) in the financial guaranty BIG transaction loss summary tables above. Components of Net Reserves (Salvage) As of March 31, 2012 As of December 31, 2011 (in millions) Loss and LAE reserve $272.6 $241.6 Reinsurance recoverable on unpaid losses (0.3) (0.3) Salvage and subrogation recoverable (35.6) (35.0) Total 236.7 206.3 Less: other 1.9 1.9 Financial guaranty net reserves (salvage) $234.8 $204.4

The following table presents the loss and LAE recorded in the consolidated statements of operations by sector for financial guaranty insurance contracts. Amounts presented are net of reinsurance and net of the benefit for recoveries from breaches of R&W. Loss and LAE Reported on the Consolidated Statements of Operations First Quarter 2012 2011 (in millions) Financial Guaranty: U.S. RMBS: First lien: Prime first lien $0.1 $(0.2) Alt-A first lien (1.3) (1.5) Option ARM 1.5 (5.7) Subprime 0.1 (1.5) Total first lien 0.4 (8.9) Second lien: Closed end second lien (0.2) (2.0) HELOC 4.2 7.4 Total second lien 4.0 5.4 Total U.S. RMBS 4.4 (3.5) Other structured finance (9.1) 9.8 Public finance(1) 43.8 (11.0) Total financial guaranty $39.1 $(4.7) --- (1) Includes $38.6 million related to sovereign debt of Greece for First Quarter 2012. The following table provides information on financial guaranty insurance and reinsurance contracts categorized as BIG. Financial Guaranty Insurance BIG Transaction Loss Summary March 31, 2012 BIG Categories BIG 1 BIG 2 BIG 3 Total (dollars in millions) Number of risks(1) 89 55 91 235 Remaining weighted-average contract period (in years) 14.1 23.9 16.0 16.4 Net outstanding exposure: Principal $1,840.6 $649.6 $1,715.4 $4,205.6 Interest 1,202.9 833.7 659.2 2,695.8 Total $3,043.5 $1,483.3 $2,374.6 $6,901.4 Expected cash outflows(inflows) $229.4 $248.7 $478.9 $957.0 Potential recoveries(2) (228.3) (39.5) (245.0) (512.8) Subtotal 1.1 209.2 233.9 444.2 Discount 1.7 (85.7) (92.1) (176.1) Present value of expected cash flows $2.8 $123.5 $141.8 $268.1 Unearned premium reserve $16.9 $14.8 $49.5 $81.2 Reserves (salvage) (3) $(5.0) $111.4 $128.4 $234.8  32

Financial Guaranty Insurance BIG Transaction Loss Summary December 31, 2011 BIG Categories BIG 1 BIG 2 BIG 3 Total (dollars in millions) Number of risks(1) 96 52 90 238 Remaining weighted-average contract period (in years) 14.0 23.6 16.2 16.5 Net outstanding exposure: Principal $1,831.4 $707.4 $1,744.8 $4,283.6 Interest 1,179.5 890.8 689.7 2,760.0 Total $3,010.9 $1,598.2 $2,434.5 $7,043.6 Expected cash outflows(inflows) $251.8 $164.5 $325.1 $741.4 Potential recoveries(2) (251.1) (21.2) (94.2) (366.5) Subtotal 0.7 143.3 230.9 374.9 Discount 2.4 (54.3) (89.0) (140.9) Present value of expected cash flows $3.1 $89.0 $141.9 $234.0 Unearned premium reserve $30.6 $13.5 $59.2 $103.3 Reserves (salvage) (3) $(1.0) $77.9 $127.5 $204.4 --- (1) A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments. (2) Includes estimated future recoveries for breaches of R&W as well as excess spread, and draws on HELOCs. (3) See table .Components of net reserves (salvage):” 5. Fair Value Measurement The Company carries the majority of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based, on a hypothetical market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market). Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either internally developed models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to yield curves, interest rates and debt prices or with the assistance of an independent third-party using a discounted cash flow approach and the third party’s proprietary pricing models. In addition to market information, models also incorporate transaction details, such as maturity of the instrument and contractual features designed to reduce the Company’s credit exposure such as collateral rights as applicable. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company’s creditworthiness, constraints on liquidity and unobservable parameters. As markets and products develop and the pricing for certain products becomes more or less transparent, the Company continues to refine its methodologies. During First Quarter 2012, no changes were made to the Company’s valuation models that had or are expected to have, a material impact on the Company’s consolidated balance sheets or statements of operations and comprehensive income. The Company’s methods for calculating fair value produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels as follows, with Level 1 being the highest and Level 3 the lowest. An asset or liability’s categorization  33 within the fair value hierarchy is based on the lowest level of significant input to its valuation. All three levels require the use of observable market data when available. Level 1—Quoted prices for identical instruments in active markets. The Company generally defines an active market as a market in which trading occurs at significant volumes. Active markets generally are more liquid and have a lower bid-ask spread than an inactive market. Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs. Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation. Transfers between Levels 1, 2 and 3 are recognized at the beginning of the period when the transfer occurs. The Company reviews the classification between Levels 1, 2 and 3 quarterly to determine, based on the definitions provided, whether a transfer is necessary. During the periods presented, there were no transfers between Level 1 and Level 2 and no transfers in or out of Level 3. Measured and Carried at Fair Value Fixed Maturity Securities and Short-term Investments The fair value of bonds in the investment portfolio is generally based on evaluated prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. The pricing services prepare estimates of fair value measurements using their pricing applications, which include available relevant market information, benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing. Additional valuation factors that can be taken into account are nominal spreads and liquidity adjustments. The pricing services evaluate each asset class based on relevant market and credit information, perceived market movements, and sector news. The market inputs used in the pricing evaluation, listed in the approximate order of priority include: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data and industry and economic events. The extent of the use of each input is dependent on the asset class and the market conditions. Given the asset class, the priority of the use of inputs may change or some market inputs may not be relevant. Additionally, the valuation of fixed maturity investments is more subjective when markets are less liquid due to the lack of market based inputs (i.e. stale pricing), which may increase the potential that the estimated fair value of an investment is not reflective of the price at which an actual transaction would occur. The overwhelming majority of fixed maturities are classified as Level 2 because the most significant inputs used in the pricing techniques are observable. Short-term investments, which comprise securities due to mature within one year of the date of purchase that are traded in active markets, are classified within Level 1 as fair values are based on quoted market prices. Securities such as discount notes are classified within Level 2 because these securities are typically not actively traded due to their approaching maturity and, as such, their cost approximates fair value. Prices determined based upon model processes where at least one significant model assumption or input is unobservable, are considered to be Level 3 in the fair value hierarchy. At March 31, 2012, the Company used model processes to price three fixed maturity securities, which was 1% or $23.7 million of the Company’s fixed-income securities and short-term investments at fair value. These securities were classified as Level 3. Level 3 securities were priced with the assistance of an independent third-party. The pricing is based on a discounted cash flow approach and the third-party's proprietary pricing models. The models use inputs such as projected prepayment speeds; severity assumptions; recovery lag assumptions; estimated default rates (determined on the basis of an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); house price depreciation/appreciation rates based on macroeconomic forecasts and recent trading activity. The yield used to discount the projected cash flows is determined by reviewing various attributes of the bond including collateral type, weighted average life, sensitivity to losses, vintage, convexity, in conjunction with market data on comparable securities. Significant changes to any of these inputs could materially change the expected timing of cash flows within these securities which is a significant factor in determining the fair value of the securities.

Financial Guaranty Contracts Accounted for as Credit Derivatives The Company’s credit derivatives consist primarily of assumed CDS contracts that fall under derivative accounting standards requiring fair value accounting through the statement of operations. The focus of the discussion below is on the Company’s assumed business from the affiliated ceding companies. Approximately 1.2% of credit derivative net par outstanding relates to assumed business from third party reinsurers. The affiliated ceding companies do not enter into CDS with the intent to trade these contracts and the affiliated ceding companies may not unilaterally terminate a CDS contract; however, the affiliated ceding companies have mutually agreed with various counterparties to terminate certain CDS transactions. The terms of the affiliated ceding companies’ CDS contracts differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. Management considers the non-standard terms of its credit derivative contracts in determining the fair value of these contracts. The non-standard terms include the absence of collateral support agreements or immediate settlement provisions. In addition, the affiliated ceding companies employ relatively high attachment points and do not exit derivatives it sells or purchases for credit protection purposes, except under specific circumstances such as mutual agreements with counterparties to terminate certain CDS contracts. Due to the lack of quoted prices for its instruments or for similar instruments, the Company determines the fair value of its credit derivative contracts primarily through modeling that uses various inputs to derive an estimate of the fair value of the contracts in principal markets. Observable inputs other than quoted market prices exist; however, these inputs reflect contracts that do not contain terms and conditions similar to the credit derivative contracts assumed by the Company. Management does not believe there is an established market where financial guaranty insured credit derivatives are actively traded. The terms of the protection under an insured financial guaranty credit derivative do not, except for certain rare circumstances, allow the affiliated ceding companies to exit their contracts. Management has determined that the exit market for its credit derivatives is a hypothetical one based on its entry market. Management has tracked the historical pricing of deals to establish historical price points in the hypothetical market that are used in the fair value calculation. These contracts are classified as Level 3 in the fair value hierarchy since there is reliance on at least one unobservable input deemed significant to the valuation model, most significantly the estimate of the value of the non-standard terms and conditions of its credit derivative contracts and of the Company’s current credit standing. The Company’s models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based upon improvements in modeling techniques and availability of more timely and relevant market information. The fair value of the Company’s credit derivative contracts represents the difference between the present value of remaining net premiums the Company expects to receive or pay for the credit protection under the contract and the estimated present value of premiums that a financial guarantor of comparable credit-worthiness would hypothetically charge or pay the Company for the same protection. The fair value of the Company’s credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company’s own credit risk and remaining contractual cash flows. The expected remaining contractual cash flows are the most readily observable inputs since they are based on the CDS contractual terms. These cash flows include premiums to be received or paid under the terms of the contract. Credit spreads capture the effect of recovery rates and performance of underlying assets of these contracts, among other factors. If credit spreads of the underlying obligations change, the fair value of the related credit derivative changes. Market liquidity also affects valuations of the underlying obligations. Market conditions at March 31, 2012 were such that market prices of the Company’s CDS contracts were not available. Since market prices were not available, the Company used proprietary valuation models that used both unobservable and observable market data inputs as described under “Assumptions and Inputs” below. These models are primarily developed internally based on market conventions for similar transactions.

Valuation models include management estimates and current market information. Management is also required to make assumptions of how the fair value of credit derivative instruments is affected by current market conditions. Management considers factors such as current prices charged for similar agreements, when available, performance of underlying assets, life of the instrument, and the nature and extent of activity in the financial guaranty credit derivative marketplace. The assumptions that management uses to determine the fair value may change in the future due to market conditions. Due to the inherent uncertainties of the assumptions used in the valuation models to determine the fair value of these credit derivative products, actual experience may differ from the estimates reflected in the Company’s consolidated financial statements and the differences may be material. Assumptions and Inputs Listed below are various inputs and assumptions that are key to the establishment of the Company’s fair value for CDS contracts. The Company records its proportionate share of the fair value calculated by the affiliated ceding companies. The majority of the assumed CDS are from AGC, whose credit standing is a proxy for AG Re. Therefore the Company does not make any adjustments to the fair value determined by the affiliated ceding companies. • How gross spread is calculated: Gross spread is the difference between the yield of a security paid by an issuer on an insured versus uninsured basis or, in the case of a CDS transaction, the difference between the yield and an index such as the LIBOR. Such pricing is well established by historical financial guaranty fees relative to the credit spread on risks assumed as observed and executed in competitive markets, including in financial guaranty reinsurance and secondary market transactions. • How gross spread is allocated: Gross spread on a financial guaranty contract accounted for as CDS is allocated among: 1. the profit the originator, usually an investment bank, realizes for putting the deal together and funding the transaction (“bank profit”); 2. premiums paid to the affiliated ceding company for the credit protection provided (“net spread”); and, 3. the cost of CDS protection purchased by the originator to hedge their counterparty credit risk exposure to the affiliated ceding Companies (“hedge cost”). • The weighted average life which is based on expected remaining contractual cash flows and debt service schedules, which are readily observable inputs since they are based on the CDS contractual terms. • The rates used to discount future expected losses. The expected future premium cash flows for credit derivatives were discounted at rates ranging from 0.24% to 3.02% at March 31, 2012. The expected future cash flows for credit derivatives were discounted at rates ranging from 0.4% to 2.7% at December 31, 2011. Gross spread is used to ultimately determine the net spread a comparable financial guarantor would charge the affiliated ceding company to transfer its risk at the reporting date. The affiliated ceding companies obtain gross spreads on risks assumed from market data sources published by third parties (e.g. dealer spread tables for the collateral similar to assets within the affiliated ceding companies’ transactions) as well as collateral- specific spreads provided by trustees or obtained from market sources. If observable market credit spreads are not available or reliable for the underlying reference obligations, then market indices are used that most closely resemble the underlying reference obligations, considering asset class, credit quality rating and maturity of the underlying reference obligations. These indices are adjusted to reflect the non-standard terms of the CDS contracts. Market sources determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. Management validates these quotes by cross-referencing quotes received from one market source against quotes received from another market source to ensure reasonableness. In addition, the Company compares the relative change in price quotes received from one quarter to another, with the relative change experienced by published market indices for a specific asset class. Collateral specific spreads obtained from third-party, independent market sources are un-published spread quotes from market participants or market traders who are not trustees. Management obtains this information as the result of direct communication with these sources as part of the valuation process. With respect to CDS transactions for which there is an expected claim payment within the next twelve months, the allocation of gross spreads reflects a higher allocation to the cost of credit rather than the bank profit component. In the current market, it is assumed that a bank would be willing to accept a lower profit on distressed transactions in order to remove these transactions from its financial statements. The following spread hierarchy is utilized in determining which source of gross spread to use, with the rule being to use CDS spreads where available. If not available, the Company either interpolates or extrapolates CDS spreads based on similar transactions or market indices. • Actual collateral specific credit spreads (if up-to-date and reliable market-based spreads are available). • Deals priced or closed during a specific quarter within a specific asset class and specific rating. • Credit spreads interpolated based upon market indices. • Credit spreads provided by the counterparty of the CDS. • Credit spreads extrapolated based upon transactions of similar asset classes, similar ratings, and similar time to maturity. Information by Credit Spread Type As of March 31, 2012 As of December 31, 2011 Based on actual collateral specific spreads 9% 10% Based on market indices 71% 74% Provided by the CDS counterparty 20% 16% Total 100% 100% Over time the data inputs can change as new sources become available or existing sources are discontinued or are no longer considered to be the most appropriate. It is the Company’s objective to move to higher levels on the hierarchy whenever possible, but it is sometimes necessary to move to lower priority inputs because of discontinued data sources or management’s assessment that the higher priority inputs are no longer considered to be representative of market spreads for a given type of collateral. This can happen, for example, if transaction volume changes such that a previously used spread index is no longer viewed as being reflective of current market levels. The Company interpolates a curve based on the historical relationship between the premium the Company receives when a financial guaranty contract accounted for as CDS is closed to the daily closing price of the market index related to the specific asset class and rating of the deal. This curve indicates expected credit spreads at each indicative level on the related market index. For transactions with unique terms or characteristics where no price quotes are available, management extrapolates credit spreads based on an alternative transaction for which the Company has received a spread quote from one of the first three sources within the affiliated ceding companies’ spread hierarchy. This alternative transaction will be within the same asset class, have similar underlying assets, similar credit ratings, and similar time to maturity. The Company then calculates the percentage of relative spread change quarter over quarter for the alternative transaction. This percentage change is then applied to the historical credit spread of the transaction for which no price quote was received in order to calculate the transactions’ current spread. Counterparties determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. These quotes are validated by cross- referencing quotes received from one market source with those quotes received from another market source to ensure reasonableness. The premium the affiliated ceding companies receive is referred to as the “net spread.” The affiliated ceding companies’ pricing model takes into account not only how credit spreads on risks that it assumes affect pricing, but also how the affiliated ceding companies’ own credit spread affects the pricing of its deals. The affiliated ceding companies’ own credit risk is factored into the determination of net spread based on the impact of changes in the quoted market price for credit protection bought on the affiliated ceding companies, as reflected by quoted market prices on CDS referencing AGC or

AGM. For credit spreads on the affiliated ceding companies’ name the affiliated ceding companies obtain the quoted price of CDS contracts traded on AGC and AGM from market data sources published by third parties. The cost to acquire CDS protection referencing AGC or AGM affects the amount of spread on CDS deals that the affiliated ceding companies retain and, hence, their fair value. As the cost to acquire CDS protection referencing AGC or AGM increases, the amount of premium the affiliated ceding companies retain on a deal generally decreases. As the cost to acquire CDS protection referencing AGC or AGM decreases, the amount of premium the affiliated ceding companies retain on a deal generally increases. In the affiliated ceding companies’ valuation model, the premium the affiliated ceding companies capture is not permitted to go below the minimum rate that the affiliated ceding companies would currently charge to assume similar risks. This assumption can have the effect of mitigating the amount of unrealized gains that are recognized on certain CDS contracts. The affiliated ceding companies corroborate the assumptions in its fair value model, including the amount of exposure to AGC and AGM hedged by its counterparties, with independent third parties each reporting period. The current level of AGC’s and AGM’s own credit spread has resulted in the bank or deal originator hedging a significant portion of its exposure to AGC and AGM. This reduces the amount of contractual cash flows AGC and AGM can capture as premium for selling its protection. The amount of premium a financial guaranty insurance market participant can demand is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads assuming all other assumptions remain constant. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, due to the fact that the Company’s contracts’ contractual terms typically do not require the posting of collateral by the guarantor. The widening of a financial guarantor’s own credit spread increases the cost to buy credit protection on the guarantor, thereby reducing the amount of premium the guarantor can capture out of the gross spread on the deal. The extent of the hedge depends on the types of instruments insured and the current market conditions. A credit derivative asset on protection sold is the result of contractual cash flows on in-force deals in excess of what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the current reporting date. If the affiliated ceding companies were able to freely exchange these contracts (i.e., assuming its contracts did not contain proscriptions on transfer and there was a viable exchange market), it would be able to realize a gain representing the difference between the higher contractual premiums to which it is entitled and the current market premiums for a similar contract.The affiliated ceding companies determine the fair value of its CDS contracts by applying the difference between the current net spread and the contractual net spread for the remaining duration of each contract to the notional value of its CDS contracts. Example Following is an example of how changes in gross spreads, the affiliated ceding companies’ own credit spread and the cost to buy protection on the affiliated ceding companies affect the amount of premium the affiliated ceding companies can demand for its credit protection. The assumptions used in these examples are hypothetical amounts. Scenario 1 represents the market conditions in effect on the transaction date and Scenario 2 represents market conditions at a subsequent reporting date. Scenario 1 Scenario 2 bps % of Total bps % of Total Original gross spread/cash bond price (in bps) 185 500 Bank profit (in bps) 115 62% 50 10% Hedge cost (in bps) 30 16 440 88 The premium received per annum (in bps) 40 22 10 2 In Scenario 1, the gross spread is 185 basis points. The bank or deal originator captures 115 basis points of the original gross spread and hedges 10% of its exposure to the affiliated ceding company, when the CDS spread on the affiliated ceding company was 300 basis points (300 basis points × 10% = 30 basis points). Under this scenario the affiliated ceding company received premium of 40 basis points, or 22% of the gross spread. In Scenario 2, the gross spread is 500 basis points. The bank or deal originator captures 50 basis points of the original gross spread and hedges 25% of its exposure to the affiliated ceding company, when the CDS spread on the affiliated ceding company was 1,760 basis points (1,760 basis points × 25% = 440 basis points). Under this scenario the affiliated ceding company would receive premium of 10 basis points, or 2% of the gross spread. Due to the increased cost to hedge the affiliated ceding company’s name, the amount of profit the bank would expect to receive, and the premium the affiliated ceding company would expect to receive decline significantly. 38

In this example, the contractual cash flows (the affiliated ceding company premium received per annum above) exceed the amount a market participant would require the affiliated ceding company to pay in today’s market to accept its obligations under the CDS contract, thus resulting in an asset. This credit derivative asset is equal to the difference in premium rates discounted at the corresponding LIBOR over the weighted average remaining life of the contract. Strengths and Weaknesses of Model The affiliated ceding companies’ credit derivative valuation model, like any financial model, has certain strengths and weaknesses. The primary strengths of the CDS modeling techniques are: • The model takes into account the transaction structure and the key drivers of market value. The transaction structure includes par insured, weighted average life, level of subordination and composition of collateral. • The model maximizes the use of market-driven inputs whenever they are available. The key inputs to the model are market-based spreads for the collateral, and the credit rating of referenced entities. These are viewed to be the key parameters that affect fair value of the transaction. • The model is a consistent approach to valuing positions. The Company has developed a hierarchy for market-based spread inputs that helps mitigate the degree of subjectivity during periods of high illiquidity. The primary weaknesses of the CDS modeling techniques are: • There is no exit market or actual exit transactions. Therefore the exit market is a hypothetical one based on the entry market. • There is a very limited market in which to validate the reasonableness of the fair values developed by the Company’s model. • At March 31, 2012 and December 31, 2011, the markets for the inputs to the model were highly illiquid, which impacts their reliability. • Due to the non-standard terms of the derivative contracts, the fair value of the Company’s credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market. As of March 31, 2012 these contracts were classified as Level 3 in the fair value hierarchy because there is a reliance on at least one unobservable input deemed significant to the valuation model, most significantly the Company’s estimate of the value of non-standard terms and conditions of its credit derivative contracts and of the Company’s current credit standing. Not Carried at Fair Value Financial Guaranty Contracts in Insurance Form The fair value of the Company’s financial guaranty contracts accounted for as insurance was based on management’s estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company’s in-force book of financial guaranty insurance business. This amount was based on the pricing assumptions management has observed for portfolio transfers that have occurred in the financial guaranty market and included adjustments to the carrying value of unearned premium reserve for stressed losses, ceding commissions and return on capital. The significant inputs were not readily observable. The Company accordingly classified this fair value measurement as Level 3. 39

Financial Instruments Carried at Fair Value Amounts recorded at fair value in the Company’s financial statements are included in the tables below. Fair Value Hierarchy of Financial Instruments Carried at Fair Value As of March 31, 2012 Fair Value Hierarchy Fair Value Level 1 Level 2 Level 3 (in millions) Assets: Investment portfolio, available-for-sale: Fixed maturity securities: U.S. government and agencies $ 283.3 $— $ 283.3 $— Obligations of state and political subdivisions 138.3 — 138.3 — Corporate securities 638.1 — 638.1 — Mortgage-backed securities: RMBS 958.9 — 956.0 2.9 Commercial mortgage-backed security (“CMBS”) 310.9 — 310.9 — Asset-backed securities 105.7 — 84.9 20.8 Foreign government securities 2.3 — 2.3 — Total fixed maturity securities 2,437.5 — 2,413.8 23.7 Short-term investments 76.7 4.1 72.6 — Credit derivative assets 71.8 — — 71.8 Total assets carried at fair value $2,586.0 $4.1 $2,486.4 $95.5 Liabilities: Credit derivative liabilities $464.9 $— $— $464.9 Total liabilities carried at fair value $464.9 $— $— $464.9 Fair Value Hierarchy of Financial Instruments Carried at Fair Value As of December 31, 2011 Fair Value Hierarchy Fair Value Level 1 Level 2 Level 3 (in millions) Assets: Investment portfolio, available-for-sale: Fixed maturity securities: U.S. government and agencies $328.5 $— $328.5 $— Obligations of state and political subdivisions 130.0 — 130.0 — Corporate securities 624.0 — 624.0 — Mortgage-backed securities: RMBS 944.6 — 941.0 3.6 CMBS 308.2 — 308.2 — Asset-backed securities 105.0 — 87.5 17.5 Foreign government securities 2.3 — 2.3 — Total fixed maturity securities 2,442.6 — 2,421.5 21.1 Short-term investments 75.9 6.6 69.3 — Credit derivative assets 76.8 — — 76.8 Total assets carried at fair value $2,595.3 $6.6 $2,490.8 $97.9 Liabilities: Credit derivative liabilities $337.2 $— $— $337.2 Total liabilities carried at fair value $337.2 $— $— $337.2 Changes in Level 3 Fair Value Measurements The table below presents a roll forward of the Company’s Level 3 financial instruments carried at fair value on a recurring basis during First Quarter 2012 and 2011. 40

Fair Value Level 3 Rollforward Recurring Basis First Quarter 2012 Fixed Maturity Securities RMBS Asset-Backed Securities Credit Derivative Asset (Liability), net(3) (in millions) Fair value as of December 31, 2011 $3.6 $17.5 $(260.4) Total pretax realized and unrealized gains/(losses) recorded in(1) Net income (loss) 0.5(2) 0.7(2) (136.1)(4) Other comprehensive income (loss) (0.8) 2.7 — Settlements (0.4) (0.1) 3.4 Fair value as of March 31, 2012 $2.9 $20.8 $(393.1) Change in unrealized gains/(losses) related to financial instruments held as of March 31, 2012 $(0.8) $2.7 $(132.1) First Quarter 2011 Fixed Maturity Securities RMBS Asset-Backed Securities Credit Derivative Asset (Liability), net(3) (in millions) Fair value as of December 31, 2010 $4.3 $33.3 $(342.9) Total pretax realized and unrealized gains/(losses) recorded in(1) Net income (loss) 2.0(2) 0.1(2) (71.2)(4) Other comprehensive income (loss) 3.5 (2.0) — Settlements (1.9) — (3.3) Fair value as of March 31, 2011 $7.9 $31.4 $(417.4) Change in unrealized gains/(losses) related to financial instruments held as of March 31, 2011 $3.5 $(2.0) $(75.2) (1) Realized and unrealized gains (losses) from changes in values of Level 3 financial instruments represent gains (losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3. (2) Included in net realized investment gains (losses) and net investment income. (3) Represents net position of credit derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure. (4) Reported in net change in fair value of credit derivatives.

Level 3 Fair Value Disclosures Quantitative Information About Level 3 Fair Value Inputs Financial Instrument Description Fair Value as of March 31, 2012 (in millions) Valuation Technique Significant Unobservable Inputs Range Assets: Fixed maturity securities: RMBS $2.9 Discounted CPR 1.0% - 7.5% cash flow CDR 4.0% - 12.5% Severity 48.5% - 90.5% Yield 7.0% - 14.0% Asset-backed securities 20.8 Discounted Yield 14.5% cash flow Discount on asset cash flows 40.0% Liabilities: Credit derivative liabilities, net (393.1) Discounted Year 1 loss estimates 0% - 69% cash flow Hedge cost (in bps) 148.5bps - 743.0bps Bank profit (in bps) 4.0bps - 1,271.5bps Internal floor (in bps) 7.0bps - 30.0bps Internal credit rating AAA - CCC The carrying amount and estimated fair value of financial instruments are presented in the following table. Fair Value of Financial Instruments As of March 31, 2012 As of December 31, 2011 Carrying Amount Estimated Fair Value Carrying Amount Estimated Fair Value (in millions) Assets: Fixed maturity securities $2,437.5 $2,437.5 $2,442.6 $2,442.6 Short-term investments 76.7 76.7 75.9 75.9 Credit derivative assets 71.8 71.8 76.8 76.8 Other assets(1) 14.9 14.9 15.2 15.2 Liabilities: Financial guaranty insurance contracts(2) 1,221.7 1,243.0 1,190.2 1,221.0 Credit derivative liabilities 464.9 464.9 337.2 337.2 (1) Comprised of accrued interest. (2) Carrying amount includes the balance sheet amounts related to financial guaranty insurance contract premiums and losses, net of reinsurance. 6. Financial Guaranty Contracts Accounted for as Credit Derivatives The Company has a portfolio of financial guaranty contracts that meet the definition of a derivative in accordance with GAAP (primarily CDS). Until the Company and its affiliated ceding companies ceased selling credit protection through credit derivative contracts in the beginning of 2009, following the issuance of regulatory guidelines that limited the terms under which the credit protection could be sold, management considered these agreements to be a normal part of its financial guaranty business. The potential capital or margin requirements that may apply under the Dodd-Frank Wall Street Reform and Consumer Protection Act contributed to the decision of the companies not to sell new credit protection through CDS in the foreseeable future. Credit derivative transactions are governed by ISDA documentation and have different characteristics from financial guaranty insurance contracts. For example, the control rights with respect to a reference obligation under a credit derivative may be more limited than when AGM or AGC issue a financial guaranty insurance contract. In addition, while the

Company’s exposure under credit derivatives, like the Company’s exposure under financial guaranty insurance contracts, has been generally for as long as the reference obligation remains outstanding, unlike financial guaranty contracts, a credit derivative may be terminated for a breach of the ISDA documentation or other specific events. A loss payment is made only upon the occurrence of one or more defined credit events with respect to the referenced securities or loans. A credit event may be a non-payment event such as a failure to pay, bankruptcy or restructuring, as negotiated by the parties to the credit derivative transactions. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company, the affiliated ceding company, or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. The Company or the affiliated ceding company may be required to make a termination payment to its swap counterparty upon such termination. The Company or the affiliated ceding company may not unilaterally terminate a CDS contract; however, the affiliated ceding company has mutually agreed with various counterparties to terminate certain CDS transactions. Credit Derivative Net Par Outstanding by Sector The estimated remaining weighted average life of credit derivatives was 6.9 years at March 31, 2012 and 7.1 years at December 31, 2011. The components of the Company’s credit derivative net par outstanding are presented below. Credit Derivatives Net Par Outstanding As of March 31, 2012 As of December 31, 2011 Net Par Outstanding(1) Weighted Average Credit Rating Net Par Outstanding(1) Weighted Average Credit Rating Asset Type (in millions) Assumed from affiliates: Pooled corporate obligations: Collateralized loan obligations (“CLOs”)/ Collateralized bond obligations (“CBOs”) $3,571 AAA $3,583 AAA Synthetic investment grade pooled corporate 336 AAA 343 AAA Trust preferred securities 1,044 BB 1,046 BB Market value CDOs of corporate obligations 659 AAA 749 AAA Total pooled corporate obligations 5,610 AA+ 5,721 AA+ U.S. RMBS: Alt-A Option ARMs and Alt-A First Lien 923 BB- 946 BB- Subprime First lien 792 AA- 826 A+ Prime first lien 63 B 66 B Closed end second lien and HELOCs 4 A 4 A Total U.S. RMBS 1,782 BBB 1,842 BBB Commercial mortgage-backed securities 816 AAA 833 AAA Other 3,465 A 3,427 A Assumed from affiliates 11,673 AA- 11,823 AA- Assumed from third parties 141 A 207 AA+ Total $11,814 AA- $12,030 AA- (1) Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses. Except for TruPS CDOs, the Company’s exposure to pooled corporate obligations is highly diversified in terms of obligors and industries. Most pooled corporate transactions are structured to limit exposure to any given obligor and industry. The majority of the Company’s pooled corporate exposure consists of collateralized loan obligation (“CLO”) or synthetic pooled corporate obligations. Most of these CLOs have an average obligor size of less than 1% of the total transaction and typically restrict the maximum exposure to any one industry to approximately 10%. The Company’s exposure also benefits from embedded credit enhancement in the transactions which allows a transaction to sustain a certain level of losses in the underlying collateral, further insulating the Company from industry specific concentrations of credit risk on these deals. The Company’s TruPS CDO asset pools are generally less diversified by obligors and industries than the typical CLO asset pool. Also, the underlying collateral in TruPS CDOs consists primarily of subordinated debt instruments such as

TruPS issued by bank holding companies and similar instruments issued by insurance companies, REITs and other real estate related issuers, while CLOs typically contain primarily senior secured obligations. However, to mitigate these risks TruPS CDOs were typically structured with higher levels of embedded credit enhancement than typical CLOs. The Company’s exposure to “Other” CDS contracts is also highly diversified. It includes $1.4 billion of exposure to three pooled infrastructure transactions comprising diversified pools of international infrastructure project transactions and loans to regulated utilities. These pools were all structured with underlying credit enhancement sufficient for the Company to attach at super senior AAA levels at origination. The remaining $2.1 billion of exposure in “Other” CDS contracts comprises numerous deals typically structured with significant underlying credit enhancement and spread across various asset classes, such as commercial receivables, international RMBS, infrastructure, regulated utilities and consumer receivables. Distribution of Credit Derivative Net Par Outstanding by Internal Rating As of March 31, 2012 As of December 31, 2011 Ratings Net Par Outstanding % of Total Net Par Outstanding % of Total (dollars in millions) Super Senior $2,029 17.2% $2,104 17.5% AAA 4,100 34.7 4,108 34.1 AA 959 8.1 1,107 9.2 A 1,907 16.1 1,860 15.5 BBB 1,218 10.3 1,187 9.9 BIG 1,601 13.6 1,664 13.8 Total credit derivative net par outstanding $11,814 100.0% $12,030 100.0% Credit Derivative U.S. Residential Mortgage-Backed Securities March 31, 2012 First Quarter 2012 Vintage Net Par Outstanding (in millions) Weighted Average Credit Rating Unrealized Gain (Loss) (in millions) 2004 and Prior $21 A $— 2005 502 AA+ (4.1) 2006 356 A (7.3) 2007 903 B+ (115.4) Total $1,782 BBB $(126.8) Credit Derivative Commercial Mortgage-Backed Securities March 31, 2012 First Quarter 2012 Vintage Net Par Outstanding (in millions) Weighted Average Credit Rating(1) Unrealized Gain (Loss) (in millions) 2004 and Prior $— — $— 2005 168 AAA 0.1 2006 428 AAA — 2007 220 AAA — Total $816 AAA $0.1

Net Change in Fair Value of Credit Derivatives Net Change in Fair Value of Credit Derivatives Gain (Loss) First Quarter 2012 2011 (in millions) Net credit derivative premiums received and receivable $5.4 $8.1 Net ceding commissions (paid and payable) received and receivable (1.7) (2.0) Realized gains on credit derivatives 3.7 6.1 Net credit derivative losses (paid and payable) recovered and recoverable (7.7) (2.4) Total realized gains and other settlements on credit derivatives (4.0) 3.7 Net unrealized gains (losses) on credit derivatives (132.1) (74.9) Net change in fair value of credit derivatives $(136.1) $(71.2) Changes in the fair value of credit derivatives occur primarily because of changes in interest rates, credit spreads, credit ratings of the referenced entities, realized gains (losses) and other settlements, and the issuing company’s own credit rating, credit spreads, and other market factors. Except for estimated credit impairments (i.e., net expected payments), the unrealized gains and losses on credit derivatives are expected to reduce to zero as the exposure approaches its maturity date. With considerable volatility continuing in the market, unrealized gains (losses) on credit derivatives may fluctuate significantly in future periods. Net Change in Unrealized Gains (Losses) on Credit Derivatives By Sector First Quarter 2012 2011 Asset Type (in millions) Assumed from affiliates: Pooled corporate obligations: CLOs/CBOs $1.4 $0.1 Trust preferred securities (3.2) (4.7) Total pooled corporate obligations (1.8) (4.6) U.S. RMBS: Option ARM and Alt-A first lien (113.2) (66.2) Prime first lien (12.4) (0.1) Subprime first lien (1.2) (2.7) Total U.S. RMBS (126.8) (69.0) Commercial mortgage-backed securities 0.1 0.2 Other (3.6) (1.5) Assumed from affiliates (132.1) (74.9) Assumed from third parties — — Total $(132.1) $(74.9) In First Quarter 2012, U.S. RMBS unrealized fair value losses were generated primarily in the Alt-A, Option ARM, prime first lien, and subprime RMBS sectors due to wider implied net spreads. The wider implied net spreads were primarily a result of the decreased cost to buy protection in AGC’s name (which is a proxy for the Company’s credit) as the market cost of AGC’s credit protection decreased. These transactions were pricing above their floor levels (or the minimum rate at which the Company would consider assuming these risks based on historical experience); therefore when the cost of purchasing CDS protection on AGC, which management refers to as the CDS spread on AGC, decreased the implied spreads that the Company would expect to receive on these transactions increased.

In First Quarter 2011, U.S. RMBS unrealized fair value losses were generated primarily in the Option ARM, Alt-A first lien, and Subprime RMBS sectors due to wider implied net spreads. The wider implied net spreads were a result of price deterioration as well as the decreased cost to buy protection in AGC’s name as the market cost of AGC’s credit protection declined. These transactions were pricing above their floor levels; therefore when the cost of purchasing CDS protection on AGC declined, which management refers to as the CDS spread on AGC, the implied spreads that the Company would expect to receive on these transactions increased. The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates, and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structural terms, the underlying change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts also reflects the change in the Company’s own credit cost based on the price to purchase credit protection on AGC. The Company determines its own credit risk based on quoted CDS prices traded on AGC at each balance sheet date. Generally, a widening of the CDS prices traded on AGC has an effect of offsetting unrealized losses that result from widening general market credit spreads, while a narrowing of the CDS prices traded on AGC has an effect of offsetting unrealized gains that result from narrowing general market credit spreads. Five Year AGC’s Credit Spread As of March 31, 2012 As of December 31, 2011 (dollars in millions) Quoted price of CDS contract (in basis points): AGC 743 1,140 Components of Credit Derivative Assets (Liabilities) As of March 31, 2012 As of December 31, 2011 (in millions) Credit derivative assets $71.8 $76.8 Credit derivative liabilities (464.9) (337.2) Net fair value of credit derivatives $(393.1) $(260.4) As of March 31, 2012 As of December 31, 2011 (in millions) Fair value of credit derivatives before effect of AGC credit spread $(935.8) $(1,010.4) Effect of AGC credit spread 542.7 750.0 Net fair value of credit derivatives $(393.1) $(260.4) The fair value of CDS contracts at First Quarter 2012 before considering the implications of AGC’s credit spreads, is a direct result of continued wide credit spreads in the fixed income security markets, and ratings downgrades. The asset classes that remain most affected are recent vintages of subprime RMBS and Alt-A first lien deals, as well as trust-preferred securities. When looking at March 31, 2012 compared with December 31, 2011, there was tightening of spreads primarily relating to the Alt-A first lien and subprime RMBS transactions as well as the Company’s trust-preferred securities. This tightening of spreads resulted in a gain of approximately $74.6 million before taking into account AGC’s credit spreads. Management believes that the trading level of AGC’s credit spread is due to the correlation between AGC’s risk profile and the current risk profile of the broader financial markets and to increased demand for credit protection against AGC as the result of its financial guaranty volume as well as the overall lack of liquidity in the CDS market. Offsetting the benefit attributable to AGC’s credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit rating downgrades. The higher credit spreads in the fixed income security market are due to the lack of liquidity in the high yield CDO, Trust-Preferred CDO, and CLO markets as well as continuing market concerns over the most recent vintages of subprime RMBS.

The following table presents the fair value and the present value of expected claim payments or recoveries for contracts accounted for as derivatives. Net Fair Value and Expected Losses of Credit Derivatives by Sector Asset Type Fair Value of Credit Derivative Asset (Liability), Net Present Value of Expected Claim (Payments) Recoveries(1) As of March 31, 2012 As of December 31, 2011 As of March 31, 2012 As of December 31, 2011 (in millions) Pooled corporate obligations: CLOs/Collateralized bond obligations $0.5 $(1.2) $— $— Synthetic investment grade pooled corporate 0.2 (0.2) — — Synthetic high-yield pooled corporate — 0.3 — — TruPS CDOs (9.7) (6.4) (9.5) (9.8) Market value CDOs of corporate obligations 0.1 0.2 — — Total pooled corporate obligations (8.9) (7.3) (9.5) (9.8) U.S. RMBS: Option ARM and Alt-A first lien(2) (269.1) (155.4) (30.2) (35.8) Prime first lien (2.7) (6.4) — — Subprime first lien (18.7) (1.2) (11.4) (10.5) Total U.S. RMBS (290.5) (163.0) (41.6) (46.3) CMBS (0.9) (1.0) — — Other (92.8) (89.1) (16.8) (16.3) Total $(393.1) $(260.4) $(67.9) $(72.4) --- (1) Represents amount in excess of the present value of future installment fees to be received of $11.7 million as of March 31, 2012 and $9.7 million as of December 31, 2011. Includes R&W on credit derivatives of $53.3 million as of March 31, 2012 and $50.3 million as of December 31, 2011. (2) Includes one transaction which is covered under the Bank of America Agreement. Ratings Sensitivities of Credit Derivative Contracts Some of the Company’s CDS have rating triggers that allow certain CDS counterparties to terminate in the case of downgrades. If certain of its credit derivative contracts were terminated, the Company could be required to make a termination payment as determined under the relevant documentation, although under certain documents, the Company may have the right to cure the termination event by posting collateral, assigning its rights and obligations in respect of the transactions to a third party or seeking a third party guaranty of the obligations of the Company. As of March 31, 2012, if AGRO’s ratings were downgraded to BBB- or Baa3, certain CDS counterparties could terminate certain CDS contracts covering approximately $1 million par insured. As of March 31, 2012, AG Re had no CDS exposure subject to termination based on its rating. If AGC’s financial strength ratings were downgraded to BBB- or Baa3, $22 million in par re-insured by the Company could be terminated by one counterparty; and if AGC’s ratings were downgraded to BB+ or Ba1, an additional approximately $427 million in par re-insured by the Company could be terminated by the other two counterparties. Under a limited number of other CDS contracts, the Company may be required to post eligible securities as collateral—generally cash or U.S. government or agency securities. For certain of such contracts, this requirement is based generally on fair value assessments, as determined under the relevant documentation, in excess of contractual thresholds that decline or are eliminated if the Company’s ratings decline. As of March 31, 2012, the Company had posted approximately $0.7 million of collateral in respect of approximately $16.6 million of par insured. The Company may be required to post additional collateral from time to time, depending on its ratings and on the market values of the transactions subject to collateral posting. Sensitivity to Changes in Credit Spread The following table summarizes the estimated change in fair values on the net balance of the Company’s credit derivative positions assuming immediate parallel shifts in credit spreads on AGC and on the risks that it assumes.

Effect of Changes in Credit Spread As of March 31, 2012 Credit Spreads(1) Estimated Net Fair Value (Pre-Tax) Estimated Change in Gain/(Loss) (Pre-Tax) (in millions) 100% widening in spreads $(823.7) $(430.6) 50% widening in spreads (608.3) (215.2) 25% widening in spreads (500.7) (107.6) 10% widening in spreads (436.1) (43.0) Base Scenario (393.1) — 10% narrowing in spreads (355.8) 37.3 25% narrowing in spreads (300.0) 93.1 50% narrowing in spreads (207.3) 185.8 --- (1) Includes the effects of spreads on both the underlying asset classes and AGC’s credit spread. 7. Investments Accounting Policy Investment Portfolio Net investment income is a function of the yield that the Company earns on invested assets and the size of the portfolio. The investment yield is a function of market interest rates at the time of investment as well as the type, credit quality and maturity of the invested assets. Net investment income decreased due to lower income on loss mitigation bonds and an increase in RMBS prepayment speeds. Accrued investment income on fixed maturity and short-term investments was $14.9 million and $15.2 million as of March 31, 2012 and December 31, 2011, respectively. Net Investment Income First Quarter 2012 2011 (in millions) Income from fixed maturity securities $22.9 $24.4 Income from short-term investments — 0.1 Gross investment income 22.9 24.5 Investment expenses (0.6) (0.5) Net investment income $22.3 $24.0 Net Realized Investment Gains (Losses) First Quarter 2012 2011 (in millions) Realized gains on investment portfolio $2.0 $1.6 Realized losses on investment portfolio (0.1) (0.3) Other-than-temporary impairment (“OTTI”): Intent to sell (0.3) (0.5) Credit component of OTTI securities — — OTTI (0.3) (0.5) Net realized investment gains (losses) $1.6 $0.8

The credit losses of fixed maturity securities for which the Company has recognized OTTI and where the portion of the fair value adjustment related to other factors was recognized in OCI, were $12.0 million for March 31, 2012 and $18.4 million for March 31, 2011. Fixed Maturity Securities and Short Term Investments by Security Type As of March 31, 2012 Investment Category Percent of Total (1) Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Estimated Fair Value AOCI(2) Gain (Loss) on Securities with OTTI Weighted Average Credit Quality(3) (dollars in millions) Fixed maturity securities: U.S. government and agencies 11% $251.7 $31.8 $(0.2) $283.3 $— AA+ Obligations of state and political subdivisions 5 120.9 17.5 (0.1) 138.3 0.4 AA Corporate securities 25 602.2 36.0 (0.1) 638.1 0.1 A+ Mortgage-backed securities(4): RMBS 39 916.1 43.8 (1.0) 958.9 1.2 AA+ CMBS 12 292.2 18.7 — 310.9 3.0 AAA Asset-backed securities 5 113.2 3.9 (11.4) 105.7 — A+ Foreign government securities 0 2.1 0.2 — 2.3 — AA- Total fixed maturity securities 97 2,298.4 151.9 (12.8) 2,437.5 4.7 AA Short-term investments 3 76.7 — — 76.7 — AAA Total investment portfolio 100% $2,375.1 $151.9 $(12.8) $2,514.2 $4.7 AA As of December 31, 2011 Investment Category Percent of Total (1) Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Estimated Fair Value AOCI(2) Gain (Loss) on Securities with OTTI Weighted Average Credit Quality(3) (dollars in millions) Fixed maturity securities: U.S. government and agencies 12% $292.8 $35.8 $(0.1) $328.5 $— AA+ Obligations of state and political subdivisions 5 114.0 16.0 — 130.0 0.3 AA Corporate securities 25 592.3 33.4 (1.7) 624.0 (0.2) A+ Mortgage-backed securities(4): RMBS 38 900.0 46.2 (1.6) 944.6 2.0 AA+ CMBS 12 292.7 15.5 — 308.2 2.7 AAA Asset-backed securities 5 115.5 3.7 (14.2) 105.0 — AA- Foreign government securities 0 2.1 0.2 — 2.3 — AA- Total fixed maturity securities 97 2,309.4 150.8 (17.6) 2,442.6 4.8 AA Short-term investments 3 75.9 — — 75.9 — AAA Total investment portfolio 100% $2,385.3 $150.8 $(17.6) $2,518.5 $4.8 AA --- (1) Based on amortized cost. (2) Accumulated OCI. (3) Ratings in the tables above represent the lower of the Moody’s and S&P classifications except for bonds purchased for loss mitigation or risk management strategies, which use internal ratings classifications. The Company’s portfolio consists primarily of high-quality, liquid instruments.

(3) Government-agency obligations were approximately 73% of mortgage backed securities as of March 31, 2012 and 73% as of December 31, 2011 based on fair value. The Company continues to receive sufficient information to value its investments and has not had to modify its valuation approach due to the current market conditions. As of March 31, 2012, amounts, net of tax, in AOCI included a net unrealized gain of $4.6 million for securities for which the Company had recognized OTTI and a net unrealized gain of $128.3 million for securities for which the Company had not recognized OTTI. As of December 31, 2011, amounts, net of tax, in AOCI included an unrealized gain of $4.7 million for securities for which the Company had recognized OTTI and a net unrealized gain of $122.5 million for securities for which the Company had not recognized OTTI. The following tables summarize, for all securities in an unrealized loss position, the aggregate fair value and gross unrealized loss by length of time the amounts have continuously been in an unrealized loss position. Fixed Maturity Securities Gross Unrealized Loss by Length of Time As of March 31, 2012 Less than 12 months 12 months or more Total Fair value Unrealized loss Fair value Unrealized loss Fair value Unrealized loss (dollars in millions) U.S. government and agencies $3.7 $(0.2) $— $— $3.7 $(0.2) Obligations of state and political subdivisions 9.7 (0.1) — — 9.7 (0.1) Corporate securities 23.6 (0.1) — — 23.6 (0.1) Mortgage-backed securities RMBS 100.7 (1.0) — — 100.7 (1.0) CMBS 2.8 (0.0) — — 2.8 (0.0) Asset-backed securities 14.3 (6.8) 8.5 (4.6) 22.8 (11.4) Foreign government securities — — — — — — Total $154.8 $(8.2) $8.5 $(4.6) $163.3 $(12.8) Number of securities 25 2 27 Number of securities with OTTI — — — As of December 31, 2011 Less than 12 months 12 months or more Total Fair value Unrealized loss Fair value Unrealized loss Fair value Unrealized loss (dollars in millions) U.S. government and agencies $3.8 $(0.1) $— $— $3.8 $(0.1) Obligations of state and political subdivisions — — — — — — Corporate securities 52.5 (1.6) 3.1 (0.1) 55.6 (1.7) Mortgage-backed securities RMBS 88.7 (1.6) — — 88.7 (1.6) CMBS 2.8 (0.0) — — 2.8 (0.0) Asset-backed securities — — 19.3 (14.2) 19.3 (14.2) Foreign government securities — — — — — — Total $147.8 $(3.3) $22.4 $(14.3) $170.2 $(17.6) Number of securities 24 3 27 Number of securities with OTTI 1 — 1 The decrease in gross unrealized losses was primarily attributable to asset-backed securities. Of the securities in an unrealized loss position for 12 months or more as of March 31, 2012, one security had unrealized losses greater than 10% of book value. The total unrealized loss for this security as of March 31, 2012 was $4.5 million. The Company has determined that the unrealized losses recorded as of March 31, 2012 are yield related and not the result of other-than-temporary impairments. 50

The amortized cost and estimated fair value of available-for-sale fixed maturity securities by contractual maturity as of March 31, 2012 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Distribution of Fixed-Maturity Securities by Contractual Maturity As of March 31, 2012 Amortized Cost Estimated Fair Value (in millions) Due within one year $ 95.8 $ 97.3 Due after one year through five years 287.9 299.2 Due after five years through 10 years 515.0 563.1 Due after 10 years 191.4 208.1 Mortgage-backed securities: RMBS 916.1 958.9 CMBS 292.2 310.9 Total $2,298.4 $2,437.5 Under agreements with its cedants and in accordance with statutory requirements, the Company maintains fixed maturity securities in trust accounts for the benefit of reinsured companies which amounted to $1,974.1 million and $1,949.3 million as of March 31, 2012 and December 31, 2011, respectively. Under certain derivative contracts, the Company is required to post eligible securities as collateral. The need to post collateral under these transactions is generally based on fair value assessments in excess of contractual thresholds. The fair market value of the Company’s pledged securities totaled $0.7 million and $0.7 million as of March 31, 2012 and December 31, 2011, respectively. No material investments of the Company were non-income producing for First Quarter 2012 and 2011, respectively. The Company purchased securities that its affiliate has insured, and for which it has expected losses to be paid, in order to mitigate the economic effect of insured losses. These securities were purchased at a discount and are accounted for excluding the effects of the affiliated ceding company’s insurance on the securities. As of March 31, 2012, securities purchased for loss mitigation purposes included in the fixed maturity portfolio on the consolidated balance sheet had a fair value of $23.2 million representing $96.3 million of par. Under the terms of certain credit derivative contracts, the Company has obtained the obligations referenced in the transactions and recorded such assets in fixed maturity securities in the consolidated balance sheets. Such amounts totaled $0.5 million, representing $27.7 million in par. 8. Insurance Company Regulatory Requirements Dividend Restrictions and Capital Requirements AG Re is a Bermuda domiciled insurance company and its dividend distribution is governed by Bermuda law. The amount available at AG Re to pay dividends in 2012 in compliance with Bermuda law is approximately $231 million. However, any distribution that results in a reduction of 15% ($192.3 million as of December 31, 2011) or more of AG Re’s total statutory capital, as set out in its previous year’s financial statements, would require the prior approval of the Bermuda Monetary Authority. Dividends are limited by requirements that the subject company must at all times (i) maintain the minimum solvency margin required under the Insurance Act of 1978 and (ii) have relevant assets in an amount at least equal to 75% of relevant liabilities, both as defined under the Insurance Act of 1978. AG Re, as a Class 3B insurer, is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year’s statutory balance sheet) unless it files (at least seven days before payment of such dividends) with the Authority an affidavit stating that it will continue to meet the required margins. During First Quarter 2012 and 2011, AG Re declared and paid $30.0 million and $12.0 million, to its parent, AGL, respectively.

9. Income Taxes Provision for Income Taxes AG Re and AGRO are not subject to any income, withholding or capital gains taxes under current Bermuda law. The Company has received an assurance from the Minister of Finance in Bermuda that, in the event of any taxes being imposed, AG Re and AGRO will be exempt from taxation in Bermuda until March 31, 2035. AGOUS and its subsidiaries AGRO, AGMIC and AG Intermediary Inc. have historically filed a consolidated federal income tax return. AGRO, a Bermuda domiciled company, has elected under Section 953(d) of the U.S. Internal Revenue Code to be taxed as a U.S. domestic corporation. Each company, as a member of its respective consolidated tax return group, will pay or receive its proportionate share of taxable expense or benefit as if it filed on a separate return basis with current period credit for net losses to the extent used in consolidation. The effective tax rates reflect the proportion of income recognized by each of the Company’s operating subsidiaries, with U.S. subsidiaries taxed at the U.S. marginal corporate income tax rate of 35%. The expected tax provision at statutory rates in taxable jurisdictions is calculated as the sum of pretax income in each jurisdiction multiplied by the statutory tax rate of the jurisdiction by which it will be taxed. Pretax income of the Company’s subsidiaries which are not U.S. domiciled but are subject to U.S. tax by election are included at the U.S. statutory tax rate. Where there is a pretax loss in one jurisdiction and pretax income in another, the total combined expected tax rate may be higher or lower than any of the individual statutory rates. Valuation Allowance The Company came to the conclusion that it is more likely than not that its net deferred tax asset will be fully realized after weighing all positive and negative evidence available as required under GAAP. The positive evidence that was considered included the cumulative operating income the Company has earned over the last two years, and the significant unearned premium income to be included in taxable income. The positive evidence outweighs any negative evidence that exists. As such, the Company believes that no valuation allowance is necessary in connection with this deferred tax asset. The Company will continue to analyze the need for a valuation allowance on a quarterly basis. 10. Reinsurance and Other Monoline Exposures The Company assumes exposure on insured obligations (“Assumed Business”) and cedes portions of its exposure on obligations it has insured (“Ceded Business”) in exchange for premiums, net of ceding commissions. Assumed and Ceded Business The Company is party to reinsurance agreements as a reinsurer to other monoline financial guaranty insurance companies. Under these relationships, the Company assumes a portion of the ceding company’s insured risk in exchange for a premium. The Company may be exposed to risk in this portfolio in that the Company may be required to pay losses without a corresponding premium in circumstances where the ceding company is experiencing financial distress and is unable to pay premiums. The Company’s facultative and treaty agreements are generally subject to termination: (a) at the option of the primary insurer if the Company fails to maintain certain financial, regulatory and rating agency criteria that are equivalent to or more stringent than those the Company is otherwise required to maintain for its own compliance with state mandated insurance laws and to maintain a specified financial strength rating for the particular insurance subsidiary, or (b) upon certain changes of control of the Company. Upon termination under these conditions, the Company may be required (under some of its reinsurance agreements) to return to the primary insurer all statutory unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements after which the Company would be released from liability with respect to the Assumed Business. Upon the occurrence of the conditions set forth in (a) above, whether or not an agreement is terminated, the Company may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement or it may be obligated to increase the level of ceding commission paid.

With respect to a significant portion of the Company’s in-force financial guaranty Assumed Business, due to the downgrade of AG Re to A1, subject to the terms of each policy, the ceding company may have the right to recapture Assumed Business ceded to AG Re and assets representing substantially all of the statutory unearned premium (net of ceding commissions), and loss reserves (if any) associated with that business. As of March 31, 2012, if all of AG Re’s Assumed Business was recaptured, it would result in a corresponding one-time reduction to net income of approximately $63.6 million, of which $43.3 million is related to affiliates. The Company ceded a diminimus amount of business to non-affiliated companies to limit its exposure to risk. In the event that any of the reinsurers are unable to meet their obligations, the Company would be liable for such defaulted amounts. Effect of Reinsurance on Statement of Operations First Quarter 2012 2011 (in millions) Premiums Written Direct $4.4 $9.2 Assumed(1) 22.9 (34.2) Net $27.3 $(25.0) Premiums Earned Direct $1.8 $1.2 Assumed 32.0 32.3 Net $33.8 $33.5 Loss and LAE Assumed $39.2 $(4.6) Ceded (0.1) (0.1) Net $39.1 $(4.7) (1) Negative assumed premiums written were due to changes in expected debt service schedules. Reinsurer Exposure In addition to assumed and ceded reinsurance arrangements, the Company may also have exposure to some financial guaranty reinsurers (i.e., monolines) in other areas. Second-to-pay insured par outstanding represents transactions the Company has insured that were previously insured by other monolines. The Company underwrites such transactions based on the underlying insured obligation without regard to the primary insurer. Another area of exposure is in the investment portfolio where the Company holds fixed maturity securities that are wrapped by monolines and whose value may decline based on the rating of the monoline. At March 31, 2012, based on fair value, the Company had $2.7 million of fixed maturity securities in its investment portfolio wrapped by National Public Finance Guarantee Corporation and $0.8 million by Ambac at fair value.

Exposure by Reinsurer Ratings at June 11, 2012 Par Outstanding as of March 31, 2012 Reinsurer Moody’s Reinsurer Rating S&P Reinsurer Rating Ceded Par Outstanding Second-to- Pay Insured Par Outstanding Assumed Par Outstanding(1) (dollars in millions) Affiliated Companies (2) $— $349 $105,271 Non-Affiliated companies: Ambac WR(3) WR — 1,886 20,708 MBIA Inc (4) (4) — 1,838 4,390 Financial Guaranty Insurance Company WR WR — 845 1,706 Syncora Guarantee Inc. Ca WR — 590 197 CIFG Assurance North America Inc. WR WR — 27 133 Radian Asset Assurance Inc. Ba1 B+ — 2 — Other Various Various $38 0 95 Total $38 $5,537 $132,500 (1) Includes $11,798 million in assumed par outstanding related to insured credit derivatives. (2) The affiliates of AG Re are AGC and AGM, all rated Aa3 (rating under review for possible downgrade) by Moody’s and AA- (stable) by S&P. (3) Represents “Withdrawn Rating.” (4) MBIA Inc. includes various subsidiaries which are rated BBB to B by S&P and Baa2, B3, WR and NR by Moody’s. Amounts Due (To) From Reinsurers As of March 31, 2012 Assumed Premium Receivable, net of Commissions Assumed Expected Loss and LAE (in millions) Affiliated companies $142.6 $(242.6) Non-Affiliated companies: Ambac 91.8 (84.8) MBIA Inc 0.1 (2.4) Financial Guaranty Insurance Company 10.9 (17.7) CIFG Assurance North America Inc. 0.2 — Total $245.6 $(347.5) 11. Commitments and Contingencies Legal Proceedings Litigation Lawsuits arise in the ordinary course of the Company’s business. It is the opinion of the Company’s management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position or liquidity, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company’s results of operations in a particular fiscal quarter or year. In addition, in the ordinary course of their respective businesses, certain of the Company’s affiliates assert claims in legal proceedings against third parties to recover losses paid in prior periods. For example, as described in Note 4 (Financial Guaranty Insurance Contracts—Loss Estimation Process—Recovery Litigation), as of the date of this filing, AGC and AGM have filed complaints against certain sponsors and underwriters of

RMBS securities that AGC or AGM had insured, alleging, among other claims, that such persons had breached R&W in the transaction documents, failed to cure or repurchase defective loans and/or violated state securities laws. The amounts, if any, the affiliated ceding companies will recover in proceedings to recover losses are uncertain, and recoveries, or failure to obtain recoveries, in any one or more of these proceedings during any fiscal quarter or year could be material to the Company’s results of operations in that particular quarter or fiscal year. Proceedings Relating to the Company’s Financial Guaranty Business The Company’s affiliates receive subpoenas duces tecum and interrogatories from regulators from time to time. In August 2008, a number of financial institutions and other parties, including AGM and other bond insurers, were named as defendants in a civil action brought in the circuit court of Jefferson County, Alabama relating to the County’s problems meeting its debt obligations on its $3.2 billion sewer debt: Charles E. Wilson vs. JPMorgan Chase & Co et al (filed the Circuit Court of Jefferson County, Alabama), Case No. 01-CV-2008-901907.00, a putative class action. The action was brought on behalf of rate payers, tax payers and citizens residing in Jefferson County, and alleges conspiracy and fraud in connection with the issuance of the County’s debt. The complaint in this lawsuit seeks equitable relief, unspecified monetary damages, interest, attorneys’ fees and other costs. On January, 13, 2011, the circuit court issued an order denying a motion by the bond insurers and other defendants to dismiss the action. Defendants, including the bond insurers, have petitioned the Alabama Supreme Court for a writ of mandamus to the circuit court vacating such order and directing the dismissal with prejudice of plaintiffs’ claims for lack of standing. The Company cannot reasonably estimate the possible loss or range of loss that may arise from this lawsuit. Beginning in December 2008, AGM and various other financial guarantors were named in complaints filed in the Superior Court, San Francisco County, California. Since that time, plaintiffs’ counsel has filed amended complaints against AGM and AGC and added additional plaintiffs. As of the date of this filing, the plaintiffs with complaints against AGM and AGC, among other financial guaranty insurers, are: (a) City of Los Angeles, acting by and through the Department of Water and Power; (b) City of Sacramento; (c) City of Los Angeles; (d) City of Oakland; (e) City of Riverside; (f) City of Stockton; (g) County of Alameda; (h) County of Contra Costa; (i) County of San Mateo; (j) Los Angeles World Airports; (k) City of Richmond; (l) Redwood City; (m) East Bay Municipal Utility District; (n) Sacramento Suburban Water District; (o) City of San Jose; (p) County of Tulare; (q) The Regents of the University of California; (r) The Redevelopment Agency of the City of Riverside; (s) The Public Financing Authority of the City of Riverside; (t) The Jewish Community Center of San Francisco; (u) The San Jose Redevelopment Agency; (v) The Redevelopment Agency of the City of Stockton; (w) The Public Financing Authority of the City of Stockton; and (x) The Olympic Club. Complaints filed by the City and County of San Francisco and the Sacramento Municipal Utility District were subsequently dismissed against AGM and AGC. These complaints allege that the financial guaranty insurer defendants (i) participated in a conspiracy in violation of California’s antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance, (ii) participated in risky financial transactions in other lines of business that damaged each insurer’s financial condition (thereby undermining the value of each of their guaranties), and (iii) failed to adequately disclose the impact of those transactions on their financial condition. In addition to their antitrust claims, various plaintiffs in these actions assert claims for breach of the covenant of good faith and fair dealing, fraud, unjust enrichment, negligence, and negligent misrepresentation. At hearings held in July and October 2011 relating to AGM, AGC and the other defendants’ motion to dismiss, the court overruled the motion to dismiss on the following claims: breach of contract, violation of California’s antitrust statute and of its unfair business practices law, and fraud. The remaining claims were dismissed. On December 2, 2011, AGM, AGC and the other bond insurer defendants filed an Anti-SLAPP (“Strategic Lawsuit Against Public Participation”) motion to strike the complaints under California’s Code of Civil Procedure. On May 1, 2012, the court ruled in favor of the bond insurer defendants on the Anti-SLAPP motion as to the causes of action arising from the alleged conspiracy, but denied the bond insurer defendants’ Anti-SLAPP motion for those causes of action based on transaction specific representations and omissions about the bond insurer defendants’ credit ratings and financial health. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys’ fees, costs and other expenses. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits. In September 2010, AGM, among others, was named as a defendant in an interpleader complaint filed by Wells Fargo Bank, N.A., as trust administrator, in the United States District Court, Southern District of New York. The interpleader complaint relates to the MASTR Adjustable Rate Mortgages Trust 2006-OA2, Mortgage Pass-Through Certificates, Series 2006-OA2 RMBS transaction, in which AGM had insured certain classes of certificates. Certain holders of uninsured certificates have disputed payments made by the trust administrator to reimburse AGM for claims it had paid under its financial guaranty policy, and the trust administrator sought adjudication of the priority of AGM’s reimbursements. On March 29, 2011, the court granted a motion for judgment on the pleadings and ruled that, pursuant to the waterfall, AGM is only entitled to receive funds that would otherwise have been distributed to the holders of the classes that AGM insures, and that AGM receive such funds at the respective steps in the waterfall that immediately follow the steps at which such certificate holders would otherwise have received such funds. The court further ordered AGM to repay to the MARM 2006- OA2 trust the approximately $7.2 million that had been credited to it by Wells Fargo. On December 13, 2011, the court entered judgment substantially in conformance with its March 29, 2011 decision. AGM appealed the judgment and in April 2012, the magistrate judge recommended granting AGM’s motion that the judgment be stayed pending the appeal. AGM estimates that as a result of this adverse decision (if and to the extent that the adverse decision is not modified), total unreimbursed claims paid by AGM could be up to approximately $144 million (on a gross discounted basis, without taking into account the benefit of representation and warranty recoveries, and exclusive of the repayment of the $7.2 million credit), over the life of the transaction. On April 8, 2011, AG Re and its affiliate AGC filed a Petition to Compel Arbitration with the Supreme Court of the State of New York, requesting an order compelling Ambac to arbitrate Ambac’s disputes with AG Re and AGC concerning their obligations under reinsurance agreements with Ambac. In March 2010, Ambac placed a number of insurance policies that it had issued, including policies reinsured by AG Re and AGC pursuant to the reinsurance agreements, into a segregated account. The Wisconsin state court has approved a rehabilitation plan whereby permitted claims under the policies in the segregated account will be paid 25% in cash and 75% in surplus notes issued by the segregated account. Ambac has advised AG Re and AGC that it has and intends to continue to enter into commutation agreements with holders of policies issued by Ambac, and reinsured by AG Re and AGC, pursuant to which Ambac will pay a combination of cash and surplus notes to the policyholder. AG Re and AGC have informed Ambac that they believe their only current payment obligation with respect to the commutations arises from the cash payment, and that there is no obligation to pay any amounts in respect of the surplus notes until payments of principal or interest are made on such notes. Ambac has disputed this position on one commutation and may take a similar position on subsequent commutations. On April 15, 2011, attorneys for the Wisconsin Insurance Commissioner, as Rehabilitator of Ambac’s segregated account, and for Ambac filed a motion with Lafayette County, Wis., Circuit Court Judge William Johnston, asking him to find AG Re and AGC to be in violation of an injunction protecting the interests of the segregated account by their seeking to compel arbitration on this matter and failing to pay in full all amounts with respect to Ambac’s payments in the form of surplus notes. On June 14, 2011, Judge Johnston issued an order granting the Rehabilitator’s and Ambac’s motion to enforce the injunction against AGC and AG Re and the parties filed a stipulation dismissing the Petition to Compel Arbitration without prejudice. AGC and AG Re have appealed Judge Johnston’s order to the Wisconsin Court of Appeals. On November 28, 2011, Lehman Brothers International (Europe) (in administration) (“LBIE”) sued AG Financial Products Inc. (“AG Financial Products”), an affiliate of AGC that in the past had provided credit protection to counterparties under credit default swaps. AGC acts as the credit support provider of AG Financial Products under these credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York, alleged that AG Financial Products improperly terminated nine credit derivative transactions between LBIE and AG Financial Products and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AG Financial Products. With respect to the 28 credit derivative transactions, AG Financial Products calculated that LBIE owes AG Financial Products approximately $24.8 million, whereas LBIE asserted in the complaint that AG Financial Products owes LBIE a termination payment of approximately $1.4 billion. LBIE is seeking unspecified damages. Following defaults by LBIE, AG Financial Products properly terminated the transactions in question in compliance with the requirements of the agreement between AG Financial Products and LBIE, and calculated the termination payment properly. On February 3, 2012, AG Financial Products filed a motion to dismiss certain of the counts in the complaint. The Company cannot reasonably estimate the possible loss that may arise from this lawsuit. 12. Credit Facility and Loan to Assured Guaranty US Holdings Inc. Limited Recourse Credit Facility On July 31, 2007, AG Re entered into a limited recourse credit facility (“AG Re Credit Facility”) with a syndicate of banks which provides up to $200.0 million for the payment of losses in respect of the covered portfolio. The AG Re Credit Facility expires in June 2014. The facility can be utilized after AG Re has incurred, during the term of the facility, cumulative municipal losses (net of any recoveries) in excess of the greater of $260 million or the average annual debt service of the covered portfolio multiplied by 4.5%. The obligation to repay loans under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations in the covered portfolio, including certain installment premiums and other collateral. As of March 31, 2012 and December 31, 2011, no amounts were outstanding under this facility nor have there been any borrowings during the life of this facility.

Loan to Assured Guaranty U.S. Holdings Inc. In February 2012, AGRO entered into a loan agreement with Assured Guaranty US Holdings Inc. (“AGUS”), a subsidiary of AGL, which authorizes borrowings up to $100.0 million for the purchase of all of the outstanding capital stock of Municipal and Infrastructure Assurance Corporation (“MIAC”). In May 2012, Assured Guaranty received regulatory approval for the purchase of MIAC. Accordingly, AGUS borrowed $90.0 million under such agreement on May 30, 2012 in order to fund a portion of the purchase price. Interest will accrue on the unpaid principal amount of the loan at a rate of six-month LIBOR plus 3.00% per annum. The entire outstanding principal balance of the loan, together with all accrued and unpaid interest, will be due and payable on the fifth anniversary of the date the loan is made. 13. Other Comprehensive Income The following tables present the changes in the balances of each component of AOCI. Three Months Ended March 31, 2012 Net Unrealized Gains (Losses) on Investments Total AOCI (in millions) Balance, December 31, 2011 $127.2 $127.2 Other comprehensive income (loss) 5.7 5.7 Balance, March 31, 2012 $132.9 $132.9 Three Months Ended March 31, 2011 Net Unrealized Gains (Losses) on Investments Total AOCI (in millions) Balance, December 31, 2010 $82.3 $82.3 Other comprehensive income (loss) (7.7) (7.7) Balance, March 31, 2011 $74.6 $74.6